UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

ProFrac Holding Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 29, 2025

Dear Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of ProFrac Holding Corp. (“ProFrac” or the “Company”) on May 28, 2025, at 10:30 a.m. Central Time. The Annual Meeting will be solely by means of remote communication in an audio-only format, conducted virtually via live webcast on the internet at https://web.lumiconnect.com/299927658. There will be no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online and vote your shares electronically. In addition, although the live webcast is available only to stockholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay will be posted as soon as practicable to our Investor Relations section of our website at https://ir.pfholdingscorp.com.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Proxy Statement (“Proxy Statement”). The Annual Meeting materials include the Proxy Statement, our annual report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”) and the Proxy card, each of which is enclosed (collectively, the “Proxy Materials”).

Please use this opportunity to vote on the business to come before the Annual Meeting. You will receive Proxy Materials in paper form, which will be mailed to you on or about April 29, 2025. Only stockholders of record at the close of business on April 14, 2025 may vote at the Annual Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to participate in the Annual Meeting and any postponements or adjournments of the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible by using the internet or telephone, as instructed in your Proxy Materials. Alternatively, you may submit your paper Proxy card by mail. Returning the paper Proxy card or voting electronically does NOT deprive you of your right to participate in the virtual meeting and to vote your shares for the matters acted upon at the meeting.

Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, please submit your Proxy electronically via the internet or by telephone, or complete, sign and date the paper Proxy card and return it in the pre-paid envelope provided.

Sincerely,

Matthew D. Wilks

Executive Chairman

PROFRAC HOLDING CORP.

333 Shops Boulevard, Suite 301

Willow Park, TX 76087

(254) 776-3722

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2025

Date, Time and Place:

ProFrac Holding Corp., a Delaware corporation, will hold its Annual Meeting of Stockholders on May 28, 2025 at 10:30 a.m. Central Time virtually via live webcast on the Internet at https://web.lumiconnect.com/299927658.

Items of Business:	1.To elect the six (6) nominees identified in the accompanying Proxy Statement to serve as directors for the ensuing year (Proposal No. 1);

2.To determine, in a non-binding advisory vote, to approve the compensation of our named executive officers (Proposal No. 2);

3.To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of ProFrac Holding Corp. for the fiscal year ending December 31, 2025 (Proposal No. 3);

4.To approve the ProFrac Holding Corp. 2025 Employee Stock Purchase Plan (Proposal No. 4); and
5.To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:

Only stockholders of record of our Common Stock (as defined below) at the close of business on April 14, 2025 are entitled to notice of, and to vote, at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination ten (10) days before the Annual Meeting and may be inspected during normal business hours at our offices located at 333 Shops Boulevard, Suite 301, Willow Park, Texas 76087. The list of stockholders will also be available for your review by accessing the meeting website during the Annual Meeting.

Proxy Voting:	Holders of our Class A Common Stock, $0.01 par value per share (the “Common Stock”), are entitled to one vote for each share of Common Stock held as of April 14, 2025.

The approximate date on which the attached Proxy Statement, Proxy card and the Company’s Form 10-K are first being made available to stockholders is April 29, 2025. This Notice is not a form of voting and only presents an overview of the more complete Proxy Materials which have been mailed to you. The Proxy card also includes instructions on how to access our Proxy Materials over the Internet, vote online, by telephone, or by mail. We encourage you to review the Proxy Materials before voting.

By Order of the Board of Directors,

Steven Scrogham
Chief Legal Officer, Chief Compliance Officer and
Corporate Secretary
April 29, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2025: OUR 2025 PROXY STATEMENT AND PROXY CARD, AS WELL AS OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, ARE AVAILABLE FREE OF CHARGE AT https://proxy.pfholdingscorp.com.

i

PROFRAC HOLDING CORP.

ii

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:What is the purpose of the meeting?

A:The purpose of this meeting is for stockholders to act upon the proposals described in this Proxy Statement.

Q:What proposals are scheduled to be voted on at the meeting?

A:Stockholders will be asked to vote on the following four (4) proposals at the meeting:

1.	to elect the six (6) directors identified in this Proxy Statement to serve for a one-year term or until each such director’s successor is duly elected and qualified or until each such director’s earlier death, resignation, disqualification or removal (Proposal No. 1);
2.	to determine, in a non-binding advisory vote, whether to approve the compensation of our named executive officers (Proposal No. 2);
3.	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 3); and
4.	to approve the ProFrac Holding Corp. 2025 Employee Stock Purchase Plan (Proposal No. 4).
Q:	Could matters other than Proposal No. 1, Proposal No. 2, Proposal No. 3, and Proposal No. 4 be decided at the meeting?
A:

Our amended and restated bylaws (“Bylaws”) require that we receive advance notice of any proposal to be brought before the meeting by stockholders of ProFrac, and we have not received notice of any such proposals. If any other matters were to come before the meeting, Mr. Steven Scrogham and Ms. Valery Treida, if appointed as your named proxies in your completed Proxy card, will each individually have the discretion to vote on those matters for you.

Q:How does the Board of Directors recommend I vote on these proposals?

A:Our Board of Directors recommends that you vote your shares:

●	“FOR” the nominees to the Board of the Directors (Proposal No. 1);
●	“FOR” the approval, on a non-binding advisory basis, of ProFrac’s named executive officers’ compensation (Proposal No. 2);
●	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 3); and
●	“FOR” the approval of the ProFrac Holding Corp. 2025 Employee Stock Purchase Plan (Proposal No. 4).

Q:Who may vote at the Annual Meeting?

A:

Holders of record of our Common Stock as of the close of business on April 14, 2025 (the “Record Date”), are entitled to receive notice of, to attend and participate, and to vote at the Annual Meeting. At the close of business on the Record Date, there were 160,178,432 shares of our Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and these Proxy Materials were sent directly to you.

Beneficial Owner of Shares Held in Street Name: Shares Registered in the Name of a Bank, Broker or Nominee

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and these Proxy Materials were forwarded to you by that organization.

Q:How do I vote?

You may vote in person by virtual means during the Annual Meeting or by internet, mail or telephone as described in your Proxy card.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by Proxy to ensure that your vote is counted.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote as follows:

●	by telephone or via the internet—in order to do so, please follow the instructions shown on your Proxy card;
●	by mail—simply complete, sign and date the enclosed Proxy card and return it before the meeting in the pre-paid envelope provided; or
●	vote in person by virtual means at the Annual Meeting—visit https://web.lumiconnect.com/299927658 and vote your shares electronically before the polls close during the Annual Meeting. To participate and vote in the Annual Meeting, you will need the control number included on your Proxy card.

You must register to vote and may do so by following the instructions on your Proxy card. Submitting your Proxy, whether by telephone, through the internet or by mail will not affect your right to vote in person should you decide to attend and participate in the meeting virtually.

Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee

If you hold your shares in street name, please refer to the voting instructions provided by your bank, broker or other nominee to vote your shares. Beneficial owners voting by telephone or internet may submit votes until the polls are closed at the Annual Meeting. If you want to vote in person online at the Annual Meeting, you must obtain your legal Proxy number from your broker, bank or other nominee and use the information provided on the legal Proxy to access the Annual Meeting.

Q:How do I vote by internet or telephone?

A.	If you wish to vote by telephone or internet, you may do so by following the voting instructions included on your Proxy card. Please have each Proxy card you received in hand when you vote over the internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet

Proxy will not affect your right to vote (as detailed above) should you decide to attend and participate in the meeting virtually.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Q:What shares can I vote?

A:

You may vote all shares of Common Stock owned by you as of the Record Date, including shares held directly in your name as the stockholder of record, and shares of Common Stock held for you as the beneficial owner in street name through a bank, broker or other nominee.

Q:	How many votes am I entitled to per share?
A:	Each share of Common Stock entitles its holder to one vote on each matter submitted to our stockholders.
Q:	What is the quorum requirement for the meeting?
A:

The holders of a majority of the aggregate voting power of the shares of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date must be present in person virtually or represented by Proxy at the Annual Meeting in order to hold, and conduct business at, the Annual Meeting. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person virtually at the Annual Meeting or if you have properly submitted a Proxy. On the Record Date, there were 160,178,432 shares of Common Stock outstanding and entitled to vote. Thus, the holders of at least 80,089,217 shares of Common Stock must be present virtually or represented by Proxy at the Annual Meeting to have a quorum.

Q:	How are abstentions and broker non-votes treated?
A:

Abstentions (i.e., shares present at the Annual Meeting and marked “abstain”) are deemed to be shares present or represented in person or by Proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present.

A broker non-vote occurs when the beneficial owner of shares fails to provide the bank, broker or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholders meeting. In this situation, the bank, broker or other nominee will not vote on the “non-routine” matters. Broker non-votes are counted for purposes of determining whether a quorum is present.

For Proposal No. 1, votes that are withheld from a director’s election and broker non-votes are not treated as votes cast “for” or “against” the proposal and, therefore will have no effect on the outcome of the vote. For Proposal No. 2, an abstention has the effect of a vote “against” the proposal and a broker non-vote has no effect on the outcome of the vote. For Proposal No. 3, abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” such a proposal. Proposal No. 3 is a routine matter, and in the absence of your voting instruction, your brokers may exercise discretion to vote your shares on such routine proposal. For Proposal No. 4, abstentions and broker non-votes are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” such a proposal.

Note that if you are a beneficial holder, banks, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 3). A bank, broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you.

This year, the “non-routine” matters relate to the election of directors (Proposal No. 1), the advisory vote on executive officer compensation (Proposal No. 2), and the approval of the Employee Stock Purchase Plan (Proposal No. 4). Accordingly, we encourage you to provide voting instructions to your bank, broker or other nominee whether or not you plan to attend the meeting.

Q:	What is the vote required for each proposal?
A:	The votes required to approve each proposal are as follows:
●	Proposal No. 1: The election of a director by the stockholders at the Annual Meeting shall be by a plurality of votes cast by the holders of shares entitled to vote in the election. This means that the director nominees receiving the most affirmative votes are elected to the Board of Directors. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of directors.
●	Proposal No. 2: Approval requires the affirmative vote of a majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote.
●	Proposal No. 3: Approval requires the affirmative vote of a majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote.
●	Proposal No. 4: Approval requires the affirmative vote of a majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote.
Q:	If I submit a Proxy, how will it be voted?
A:

When Proxies are properly dated, executed and returned, the shares represented by such Proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the Proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the Proxy holders can vote your shares on the new meeting date as well, unless you have revoked your Proxy instructions, as described below under “Can I change my vote or revoke my Proxy?”

Q:	What should I do if I get more than one Proxy or voting instruction card?
A:

Stockholders may receive more than one set of voting materials, including multiple copies of the Proxy Materials and multiple Proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of Proxy Materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of Proxy Materials.

You should vote in accordance with all of the Proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are voted and counted.

Q:Can I change my vote or revoke my Proxy?

A:	You may change your vote or revoke your Proxy at any time prior to the polls closing at the Annual Meeting.

If you are the stockholder of record, you may change your vote by:

●	granting a new Proxy bearing a later date (which automatically revokes the earlier Proxy) using any of the methods described above (and until the applicable deadline for each method);

●	providing a written notice of revocation to our Corporate Secretary at ProFrac Holding Corp., 333 Shops Boulevard, Suite 301, Willow Park, Texas 76087, prior to your shares being voted; or
●	participating in the Annual Meeting and voting electronically online at https://web.lumiconnect.com/299927658. Participation alone at the Annual Meeting will not cause your previously granted Proxy to be revoked unless you specifically vote during the meeting.

Please note, however, that if your shares are held of record by a bank, broker or other nominee and you wish to revoke a Proxy, you must contact that firm to revoke any prior voting instructions.

Q:How can I attend the Annual Meeting in person?

A:	There is no physical location for the Annual Meeting. You are invited to attend the Annual Meeting by participating virtually if you are a stockholder of record as of the Record Date.
Q.	How can I participate in the Annual Meeting?
A:

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. To attend, vote and submit questions during the Annual Meeting, stockholders of record must use their control number on their Proxy card to log into https://web.lumiconnect.com/299927658. Beneficial stockholders who do not have a control number may gain access to the meeting by logging into their bank, brokerage or other nominee’s website and selecting the stockholder communications mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction card provided by their bank, broker or other nominee.

The meeting webcast will begin promptly at 10:30 a.m. Central Time. We encourage you to access the meeting prior to the start time. We plan to have a webcast replay which will be posted as soon as practicable to the Investor Relations section of our website, which is located at https://ir.pfholdingscorp.com.

Q.	Will I be able to ask questions and have these questions answered during the Annual Meeting?
A:

You may ask questions and have questions answered during the Annual Meeting. Stockholders who wish to submit a question in advance may do so by visiting our Annual Meeting website at https://web.lumiconnect.com/299927658. Stockholders also may submit questions live during the meeting. We plan to reserve some time for stockholder questions to be read and answered by Company personnel during the Annual Meeting. In submitting questions, please note that we will only address questions that are germane to the matters being voted on at our Annual Meeting, as time permits. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, relating to rules of conduct, and other materials for the Annual Meeting will be available online and are accessible following the instructions on your Proxy card.

Q:	What if I have technical difficulties or trouble accessing the virtual meeting website?
A:	If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, a phone number will be posted on the website to connect you to technical support.
Q:	Why is the Annual Meeting being held only online?
A:	A virtual Annual Meeting provides expanded access and greater participation from any location around the world, improved communication and cost savings for our stockholders and the Company.

Q:	How can I get electronic access to the Proxy Materials?
A:	The Proxy card will provide you with instructions regarding how to:
●	view our Proxy Materials for the meeting through the internet; and
●	instruct us to send our future Proxy Materials to you electronically by email.

If you choose to receive future Proxy Materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the Proxy voting site. Your election to receive Proxy Materials by email will remain in effect until you terminate it.

Q:	Is there a list of stockholders entitled to vote at the Annual Meeting?
A:

The list of stockholders of record entitled to vote at the Annual Meeting will be available and may be inspected during normal business hours for a period of at least ten (10) days prior to the Annual Meeting at our offices located at 333 Shops Boulevard, Suite 301, Willow Park, Texas 76087. The list of stockholders will also be available for your review by accessing the meeting website during the Annual Meeting.

Q:	Who will tabulate the votes?
A:	Our Corporate Secretary will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.
Q:	Where can I find the voting results of the Annual Meeting?
A:

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four (4) business days after the Annual Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the Proxy Materials. How may I obtain an additional copy of the Proxy Materials?
A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.” If you wish to opt out of householding, and would like separate copies of the Proxy Materials mailed to each stockholder sharing your address, or if you are receiving multiple copies and would like to receive a single copy, please contact Equiniti Trust Company, LLC by telephone at (888) 999-0032, through its website at https://equiniti.com/us or by mail at 48 Wall Street, 23rd Floor, New York, NY 10005. Beneficial owners (street name stockholders) sharing an address who are receiving multiple copies of the Proxy Materials and other stockholder communications and who wish to receive a single copy of such materials in the future will need to contact their bank, broker or other nominee to request that only a single copy of such materials be mailed to all stockholders at the shared address in the future.

Q:What if I have questions about my ProFrac shares or need to change my mailing address?

A:

You may contact our transfer agent, Equiniti Trust Company, LLC, by telephone at (888) 999-0032, through its website at https://equiniti.com/us or by U.S. mail at 48 Wall Street, 23rd Floor, New York, NY 10005, if you have questions about your ProFrac shares or need to change your mailing address.

Q:	Who is soliciting my Proxy and paying for the expense of solicitation?
A:

The Proxy for the Annual Meeting is being solicited on behalf of our Board of Directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these Proxy Materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding Proxy Materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. If you choose to access the Proxy Materials or vote via the internet or by phone, you are responsible for any internet access or phone charges you may incur.

Q:	What are the requirements to propose actions for consideration to be included in our Proxy Materials for our 2026 Annual Meeting of Stockholders?

Requirements for stockholder proposals to be considered for inclusion in our Proxy Materials for our 2026 Annual Meeting:

Our Bylaws provide that stockholders may present proposals for inclusion in our proxy statement by submitting their proposals in writing to our Corporate Secretary at 333 Shops Boulevard, Suite 301, Willow Park, Texas 76087. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. To be eligible for inclusion in the proxy statement for our 2026 Annual Meeting of Stockholders, stockholder proposals must be received by our Corporate Secretary no later than February 27, 2026 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act regarding Company-sponsored proxy materials.

Requirements for stockholder proposals and director nominations to be presented at our 2026 Annual Meeting, not intended for inclusion in the Company’s proxy materials:

Stockholders who wish to nominate persons for election to the Board at the 2026 Annual Meeting of the stockholders or who wish to present a proposal at the 2026 Annual Meeting of the stockholders, but who do not intend for such nomination or proposal to be included in the Company’s proxy materials for such meeting, must deliver written notice of the nomination or proposal to our Corporate Secretary at 333 Shops Boulevard, Suite 301, Willow Park, Texas 76087. To be timely for our 2026 Annual Meeting, our Corporate Secretary must receive the written notice at the address noted above:

●	not earlier than the close of business on January 28, 2026; and
●	not later than the close of business on February 27, 2026.

If we hold our 2026 Annual Meeting of Stockholders more than thirty (30) days before or more than sixty (60) days after May 28, 2026 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal must be received by our Corporate Secretary not later than the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made.

A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our Bylaws. If a stockholder who has notified the Company of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, the Company does not need to present the proposal for vote at such meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our Board of Directors (the “Board”), its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.

Board Leadership Structure

Our Board does not have a policy regarding separation of the roles of chief executive officer and chairman of the Board. The Board believes it is in our best interests to make that determination from time to time based on circumstances.

Mr. Johnathan L. Wilks serves as our Chief Executive Officer and Mr. Matthew D. Wilks serves as our Executive Chairman of the Board (our principal executive officer or “PEO”). Our Board believes that this leadership structure, separating the Executive Chairman and Chief Executive Officer roles, is appropriate for the Company at this time, since it allows Mr. Johnathan L. Wilks to focus on the day-to-day operation of the business and operational leadership. At the same time, Mr. Matthew D. Wilks can focus on the strategic direction of the Company and leadership of the Board, including calling and presiding over meetings of the Board and serving as a liaison and supplemental channel of communication between the Board and the Chief Executive Officer.

Board Role in Risk Oversight

Consistent with our Corporate Governance Guidelines, our Board reviews the process for assessing the major risks facing us and the options for their mitigation. This responsibility is largely satisfied by our Audit Committee (as defined below), which is responsible for reviewing and discussing with management and our independent registered public accounting firm our major risk exposures and the policies management has implemented to monitor such exposures, including our financial risk exposures and risk management policies.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director qualification standards, Board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at https://ir.pfholdingscorp.com by clicking on “Governance Documents” under the “Governance” section of our website. Our Corporate Governance Guidelines are subject to modification from time to time by our Board as it may deem appropriate and in the best interests of the Company and its stockholders, or as required by applicable laws and regulations.

Board and Committees

Our Board consists of six (6) directors, three (3) of whom satisfy the independence requirements of the Exchange Act and the Nasdaq Global Select Market (“Nasdaq”) listing standards. Our Board has determined that Theresa Glebocki, Gerald Haddock and Stacy Nieuwoudt are independent within the meaning of the Nasdaq listing standards currently in effect and Rule 10A-3 of the Exchange Act.

Our second amended and restated certificate of incorporation (“Certificate of Incorporation”) provides that the terms of office of the directors are from the time of their election until the next annual meeting of stockholders or until their successors are duly elected and qualified. Our Certificate of Incorporation provides that the number of directors will be fixed from time to time exclusively by our Board pursuant to a resolution adopted by a majority of the whole Board. In addition, our Certificate of Incorporation and our Bylaws provide that, in general, vacancies on the Board may be filled by a majority of directors in office, although less than a quorum. Certain provisions of our Certificate of Incorporation relating to the nomination and service of our directors are subject to the terms of the ProFrac Stockholders’ Agreement (as defined below), which is described below under “Nominations Process and Director Qualifications—Nomination to our Board.”

Our standing committees are our Audit Committee and Compensation Committee, described below. Pursuant to our Bylaws, our Board may, from time to time, establish other committees to facilitate the management of our business and operations.

Status as a Controlled Company

Because Messrs. Dan Wilks and Farris Wilks and entities owned by or affiliated with them and certain individuals affiliated with such entities (collectively, the “Wilks Parties”) beneficially own 147,771,203 shares of our Common Stock, representing approximately 88.5% of the voting power of ProFrac as of April 1, 2025, we are a controlled company under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and rules of Nasdaq, as we have been since the time of our initial public offering in May of 2022. Additionally, the Wilks Parties are currently, and we expect that they will continue to be, deemed a group for purposes of certain rules and regulations of the SEC as a result of the ProFrac Stockholders’ Agreement (as defined below). Under the Nasdaq rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that:

●	a majority of the board of directors consist of independent directors as defined under the rules of Nasdaq;
●	director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the board’s independent directors or by a nominating committee composed entirely of independent directors, with a written charter or board resolution, as applicable, addressing the committee’s purpose and responsibilities; and
●	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These requirements will not apply to us as long as we remain a controlled company. We currently intend to continue to utilize some or all of these exemptions. For example, our Board does not currently consist of a majority of independent directors and our director nominees are not selected or recommended for the Board’s selection by our independent directors. We currently maintain a Compensation Committee composed entirely of independent directors, with a written charter, but we are not required to do so for as long as we remain a controlled company. Accordingly, in light of our controlled company status, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We are subject to rules of Sarbanes-Oxley that require us to have an audit committee composed entirely of independent directors. If at any time we cease to be a controlled company, we will take all action necessary to comply with Sarbanes-Oxley and the rules of Nasdaq, including by appointing a majority of independent directors to our Board and ensuring we have a compensation committee and nominating committee composed of independent directors, subject to permitted “phase-in” periods.

Audit Committee

Our Board has established an audit committee (the “Audit Committee”) whose functions include the following:

●	assist the Board in its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent accountant’s qualifications and independence, and our accounting and financial reporting processes and the audits of our financial statements;
●	prepare the report required by the SEC for inclusion in our annual proxy or information statement;
●	oversee the organization and performance of the Company’s internal audit function;
●	oversee the Company’s risk assessment and risk management practices and policies, including with respect to cybersecurity risk;

●	approve audit and non-audit services to be performed by our independent accountants; and
●	perform such other functions as the Board may from time to time assign to the Audit Committee.

Our Audit Committee consists of Theresa Glebocki, Gerald Haddock and Stacy Nieuwoudt, with Ms. Glebocki serving as Chairwoman, all of whom satisfy the independence requirements of the Exchange Act and Nasdaq listing standards, all of whom qualify as “Audit Committee financial experts” as defined under these rules and Nasdaq listing standards, and all of whom satisfy the financial literacy and sophistication standards for Audit Committee members under the Exchange Act and Nasdaq listing standards. Our Audit Committee operates under a written charter, which satisfies applicable SEC rules and Nasdaq listing standards, which is available on our website at https://ir.pfholdingscorp.com.

Compensation Committee

Our Board has established a compensation committee (the “Compensation Committee”) which is comprised of Theresa Glebocki, Gerald Haddock and Stacy Nieuwoudt, all of whom satisfy the independence requirements of the Exchange Act and Nasdaq listing standards, with Ms. Nieuwoudt serving as Chairwoman. The Compensation Committee establishes salaries, incentives and other forms of compensation for executive officers and directors. The Compensation Committee also administers our 2022 Long Term Incentive Plan (the “2022 LTIP”). Each member of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is responsible for, among other things:

●	reviewing, approving and determining, the compensation program and compensation of our executive officers;
●	monitoring our incentive and equity-based compensation plans;
●	reviewing and discussing with management the Company’s disclosures contained under the caption “Executive Compensation” for use in any of the Company’s annual reports on Form 10-K, registration statements, proxy statements, information statements or similar documents;
●	reviewing and approving the creation or revision of any clawback policy allowing us to recoup compensation paid to current and former employees;
●	reviewing our compensation policies for elements of risk; and
●	preparing the Compensation Committee report required to be presented to the Board.

Our Compensation Committee operates under a written charter, which satisfies applicable SEC rules and Nasdaq listing standards, which is available on our website at https://ir.pfholdingscorp.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee served as one of our executive officers or employees or at any of our subsidiaries. In addition, none of our executive officers served as a director or as a member of the compensation committee of a company which employs any of our directors.

Insider Trading, Anti-Hedging and Pledging Policy

We have adopted insider trading policies and procedures governing the purchase, sale, and/or disposition of the Company’s securities held by our directors, officers and employees, and the Company itself, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards of Nasdaq. A copy of our insider trading policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Pursuant to our Insider Trading Policy, the Company’s directors, officers and employees as well as certain other persons named therein (collectively, the “Covered Persons”) may not engage in hedging or monetization transactions, through transactions in Company securities or through the use of financial instruments designed for such purpose. Such hedging and monetization transactions may result in a Covered Person becoming the beneficial owner of such Company securities without taking on the full risks and rewards of ownership, and therefore such Covered Person’s interests may not align with those of the Company’s stockholders generally.

Policy on Equity-Based Award Timing and Pricing

Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee generally grants equity awards on a predetermined annual schedule and we do not take material non-public information into account when determining the timing and terms of such awards. Additionally, we do not grant equity awards in anticipation of the release of material non-public information and we do not time the release of material non-public information based on equity award grant dates or for the purpose of affecting the value of executive compensation.

Board and Committee Meetings and Attendance

Our Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2024, our Board met eighteen (18) times; our Audit Committee met nineteen (19) times; and our Compensation Committee met ten (10) times.

Each member of our Board attended at least 75% of the aggregate of the total number of (i) meetings of the Board (held during the period for which he or she has been a director) and (ii) meetings held by all committees of the Board on which he or she served (during the period for which he or she served).

Board Attendance at Annual Meeting of Stockholders

Our policy is to invite and encourage each member of our Board to be present at our annual meetings of stockholders. All six (6) of our Board members attended the 2024 Annual Meeting of Stockholders.

Communication with Directors

Stockholders who wish to communicate with our Board as a group, our independent directors as a group, a committee of our Board or a specific member of our Board (including our Executive Chairman) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our Board, our independent directors as a group, a committee of our Board or a specific member of our Board (including our Executive Chairman) as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our Board will not be provided to directors.

The address for these communications is:

ProFrac Holding Corp.

333 Shops Boulevard, Suite 301

Willow Park, Texas 76087

Attn: Corporate Secretary

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all of our directors, officers and employees, which is available on our website at ir.pfholdingscorp.com.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to our Board

Given our status as a controlled company, our Board does not have a nominating and corporate governance committee. Instead, candidates for nomination to our Board are selected by our principal stockholders and all six (6) members of the Board in accordance with our Certificate of Incorporation, and our Bylaws, and are subject to the provisions of the ProFrac Stockholders’ Agreement, dated as of May 17, 2022 (as amended on January 13, 2023, the “ProFrac Stockholders’ Agreement”), by and among the Company, THRC Holdings, LP (together with any other member of the THRC Group (as defined therein) executing a joinder thereto, the “THRC Parties”), Farris C. Wilks, FARJO Holdings, LP (“FARJO”), and the Farris and Jo Ann Wilks 2022 Family Trust (together with Farris C. Wilks, FARJO and any other member of the Farris Group (as defined therein) executing a joinder thereto, the “Farris Parties”). In selecting candidates for nomination to the Board, the Board also adheres to the Company’s Corporate Governance Guidelines and the criteria approved regarding director candidate qualifications. Pursuant to the terms of the ProFrac Stockholders’ Agreement, nominees to the Board shall be comprised of (i) one (1) director designated by the THRC Parties (“THRC Designee” or “THRC Director”); (ii) two (2) directors designated by the Farris Parties (each, a “Farris Designee” or “Farris Director” and together, with the THRC Designee, the “Principal Stockholder Designees”); and (iii) three (3) independent directors designated by the Company.

As principal stockholders (“Principal Stockholders”), the THRC Parties and Farris Parties may nominate any Principal Stockholder Designee who they believe satisfies the requirements for service to the Board, in accordance with the Company’s Certificate of Incorporation, Bylaws, rules and regulations of Nasdaq or applicable law. Once a Principal Stockholder Designee is identified, the Board promptly and in good faith considers the merits and qualifications of the Principal Stockholder Designee. Upon their nomination to the Board and from time to time thereafter, if reasonably requested by the Principal Stockholder, the Board may also consider in good faith whether any Principal Stockholder Designee qualifies as a Company Independent Director (as defined in the ProFrac Stockholders’ Agreement). Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our Board is set forth above under “Requirements for stockholder proposals to be considered for inclusion in our Proxy Materials for our 2026 Annual Meeting” and “Requirements for stockholder proposals and director nominations to be presented at our 2026 Annual Meeting, not intended for inclusion in the Company’s proxy materials.”

Director Qualifications

Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board from time to time, our Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines and the charters of the committees of our Board. When considering nominees, our Board may take into consideration many factors including, among other things, a candidate’s experience in corporate management, professional and academic experience relevant to the Company’s industry and strategic plan, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our Board in the context of its existing composition. The brief biographical description of each director set forth in “Proposal No. 1: Election of Directors” below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Board currently consists of six (6) directors. All of our current directors will stand for re-election at the Annual Meeting. Our Board proposes that each of the nominees named below be elected as a director for a one-year term expiring at our 2026 Annual Meeting of Stockholders, or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

Unless otherwise instructed, shares represented by proxies will be voted “FOR” the election of each of the nominees named below. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than six (6) directors. Stockholders may not cumulate votes for the election of directors.

Nominees to Our Board

The nominees and their ages, occupations and lengths of service on our Board as of the date of the Proxy are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Director Since
Matthew D. Wilks	42	Executive Chairman	May 2022
Theresa Glebocki (1)(2)	63	Director	May 2022
Gerald Haddock (1)(2)	77	Director	May 2022
Sergei Krylov	47	Director	May 2022
Stacy Nieuwoudt (1)(2)	45	Director	May 2022
James C. Randle, Jr.	64	Director	January 2023
(1)	Members of our Audit Committee
(2)	Members of our Compensation Committee

Matthew D. Wilks has served as Executive Chairman of our Board since May 2022 and has served as President of ProFrac Services, LLC since October 2018. Previously, Mr. Wilks served as Chief Financial Officer of ProFrac Services, LLC from May 2017 to August 2021, and as interim Chief Financial Officer of ProFrac Services, LLC from January 2022 until March 2022. Mr. Wilks has also served as Vice President, Investments for the Wilks Brothers, LLC since January 2012. From 2010 to 2012, Mr. Wilks served as Vice President of Logistics for FTS International, Inc. In June 2022, Mr. Wilks was appointed to and continues to serve on the board of directors for Flotek Industries, Inc., a chemistry technologies company serving the oil and gas industry. In January 2022, Mr. Wilks was appointed to and continues to serve as the Executive Chairman of the board of directors of Dawson Geophysical Company (“Dawson”). Additionally, Mr. Wilks served as a member of the board of directors of Approach Resources, Inc., an E&P company focused on the exploration, development and production of unconventional oil and gas resources in the United States (“Approach”). We believe that Mr. Wilks’ background in numerous roles specific to ProFrac and his familial connection to ProFrac’s founders as the son of Dan Wilks and nephew of Farris Wilks, allow him to engage in Board deliberations with valuable insight and experience.

Theresa Glebocki has served on our Board since May 2022 and currently serves as Chairwoman of the Audit Committee and as a member of the Compensation Committee. In March 2023, Ms. Glebocki was appointed to serve as President and General Manager of Delaware Park Racing Association. Ms. Glebocki formerly served as Chief Executive Officer of Ocean Casino from December 2019 through October 2021. From February 2019 to December 2019, Ms. Glebocki served as Chief Financial Officer of Ocean Casino. Prior to that, Ms. Glebocki served as Executive Vice President, Chief Financial Officer, and Treasurer of Tropicana Entertainment Inc. from April 2015 to October 2018. Ms. Glebocki has also served as Vice President of Finance and Chief Financial Officer of Revel Entertainment Group LLC from June 2007 to April 2015. Ms. Glebocki holds a B.S. from Lehigh University. We believe that Ms. Glebocki’s leadership skills and experience, including serving as an executive officer for several companies, will bring valuable insights to our Board and qualifies her to serve as a director.

Gerald Haddock has served on our Board since May 2022 and currently serves as a member of each of the Audit Committee and Compensation Committee. Mr. Haddock founded Haddock Enterprises, LLC in 2000 and has served as its President since such time. Mr. Haddock was appointed to serve as a director of Silver Star Properties Reit Inc. in June 2020. He has served as its Executive Chairman since 2023 and Chief Executive Officer since 2024. He has also served as a director of Meritage Homes Corporation since January 2005, and was appointed as chairman of its nominating and corporate governance committee in January 2006, having previously served on the audit committee from January 2009 to December 2018. Previously, Mr. Haddock served as a director of Union Acquisition Corp. I. and Union Acquisition Corp. II. From 1986 to 2020, Mr. Haddock served as director of Valaris, Plc. (formerly ESCO International, Plc.) where he led much of its mergers and acquisitions and oversaw strategic development. Mr. Haddock formerly served as President and Chief Operating Officer of Crescent Real Estate Equities Company from 1994 to 1999, including serving as its Chief Executive Officer from 1996 to 1999. Mr. Haddock serves on the board of the CEELI Institute and has previously served on the board of trustees for Baylor College of Medicine in Houston and as a member of various other committees for Baylor University and at Baylor College of Medicine. Those committees included the Executive Investment Committee at Baylor University and Baylor College of Medicine. Mr. Haddock has also previously served on the board of the M.D. Anderson Proton Therapy Education and Research Foundation. Mr. Haddock holds a B.B.A and J.D. from Baylor University. He also holds an L.L.M in Taxation from New York University School of Law and an M.B.A. from Dallas Baptist University. We believe that Mr. Haddock’s significant and extensive experience advising multiple companies across a breadth of industries, combined with his understanding and background in business will bring proven leadership and business and industry acumen to the Board and make him qualified to serve as a director.

Sergei Krylov has served on our Board since May 2022. Mr. Krylov has been in the energy industry for more than 20 years as an executive officer, an investment banker and an investor. Currently, Mr. Krylov serves as Investment Partner and Chief Financial Officer of Wilks Brothers, LLC. Prior to that, from September 2019 to December 2020, Mr. Krylov served as President and Chief Executive Officer at Approach. He was previously the Chief Executive Officer and Chief Financial Officer at Approach from April 2019 to September 2019. And from January 2014 to April 2019, Mr. Krylov served as Executive Vice President and Chief Financial Officer at Approach. From 2000 to 2013, Mr. Krylov worked at J.P. Morgan Securities LLC in the Energy Investment Banking group in New York and Houston, where he most recently served as Managing Director. In addition, he currently serves as a board director at Dawson. During his career Mr. Krylov has executed numerous mergers and acquisitions, capital markets offerings and financial restructurings. Mr. Krylov holds a B.B.A. in Finance from Pace University. We believe that Mr. Krylov’s skills and experience, particularly his financial expertise and understanding of capital markets, knowledge of the oil and gas industry and his public company executive experience make him qualified to serve as a director.

Stacy Nieuwoudt has served on our Board since May 2022 and currently serves as Chairwoman of the Compensation Committee and as a member of the Audit Committee. From November 2017 through the present, Ms. Nieuwoudt has been a private investor. From November 2017 to November 2019, Ms. Nieuwoudt served as a Senior Energy and Industrials Analyst at Aptigon Capital, a Citadel Company. Prior to that, Ms. Nieuwoudt served as an Energy Equities Analyst at Surveyor Capital, a Citadel Company, from September 2010 to November 2017. From January 2021 to August 2024, Ms. Nieuwoudt served as a director of Independence Contract Drilling. Since October 2024, Ms. Nieuwoudt has served as a director of enCore Energy Corp. (NASDAQ: EU), a uranium producer and clean energy company, where she also serves as a member of the Audit and Compensation Committees. Ms. Nieuwoudt holds a B.A. from Rice University. We believe that Ms. Nieuwoudt’s skills and experience, particularly her specialized knowledge, background and expertise in the energy industry, combined with her understanding of capital markets and career- long experience covering the energy industry qualify her to serve on our Board.

James C. “Coy” Randle, Jr. has served on our Board since January 2023. Mr. Randle joined ProFrac in May 2018 as the Senior Vice President of Operations and Maintenance and in October 2018, was appointed the Chief Operating Officer and served in that role from October 2018 to January 2023. Mr. Randle has over 41 years’ experience in the energy industry. Prior to joining ProFrac, Mr. Randle provided technical consulting services for Nolan Transportation Group. Mr. Randle served as President and Chief Operating Officer of FTS International, Inc. from March 2010 to October 2015 and as Senior Vice President of Operations from January 2008 to March 2010. We believe that Mr. Randle’s significant and extensive experience in the energy industry, combined with his understanding and background in business will bring proven leadership and business and industry acumen to the Board and make him qualified to serve as a director.

Family Relationships

Johnathan L. Wilks and Matthew D. Wilks are first cousins and the sons of our founders and principal stockholders, Farris and Dan Wilks, respectively.

Director Compensation

We have adopted a comprehensive director compensation program in order to attract and retain qualified non-employee directors who are essential to our future success, growth, and governance. Under the director compensation program, during 2024, each non-employee director was entitled to receive the following compensation:

●	an annual cash retainer of $95,000 for each calendar year;
●	an additional cash retainer of $20,000 for the chair of the Audit Committee;
●	an additional cash retainer of $15,000 for the chair of the Compensation Committee;
●	an annual equity-based award with an aggregate fair market value of approximately $150,000 on the grant date that will vest following a one-year vesting period; and
●	an additional cash fee of $1,500 for attendance at each meeting of our Board or a committee thereof.

In addition to the annual equity-based award described above, following the completion of our initial public offering (“IPO”) on May 17, 2022, our then existing non-employee directors received a one-time equity-based award with an aggregate fair market value of approximately $285,000 on the applicable grant date that has vested or will vest in substantially equal installments on each of the first, second and third anniversaries of the completion of our IPO. Both awards were granted in the form of RSU awards.

Director Compensation Table for 2024 Fiscal Year

The table below sets forth the compensation of our non-employee directors received for the fiscal year ended December 31, 2024.

	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)	($)(1)(2)	($)
Gerald W. Haddock	170,000	150,000	320,000
Stacy Nieuwoudt	185,000	150,000	335,000
Theresa Glebocki	188,500	150,000	338,500
Sergei Krylov	123,500	150,000	273,500
James Coy Randle, Jr.	116,000	150,000	266,000
(1)	Represents the grant date fair value of awards granted during the indicated year, as determined in accordance with ASC Topic 718, Compensation — Stock Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the discussion of the assumptions made in the valuation of these awards in “Note 10—Stock-Based Compensation” to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the director.
(2)	As of December 31, 2024, the number of unvested restricted stock unit awards held by our directors was 101,753.

Non-Employee Director Compensation Arrangements

Under the director compensation program, members of our Board who are also employees will not receive additional compensation for their service as directors. Each director is entitled to be reimbursed for reasonable and necessary travel and miscellaneous expenses incurred to attend meetings and activities of the Board or any of its committees. Each director is also indemnified by us for actions associated with serving as a director to the fullest extent permitted under Delaware law.

OUR BOARD RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR ELECTION AS DIRECTORS FOR PROPOSAL NO. 1

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company is offering stockholders the opportunity to cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers (the “NEO”) (commonly known as a “say-on-pay vote”). This vote is not intended to address any specific item of compensation and is not a vote on our general compensation policies (or our compensation policies as they relate to risk management) or the compensation of the Board. As described more fully in the “Executive Compensation” section of this Proxy Statement and the accompanying tabular and narrative disclosures, the Company’s compensation policy is designed to attract and retain highly qualified executive officers. The Company’s compensation program seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, as well as certain annual and long-term incentives. Please see the “Executive Compensation” section of this Proxy Statement for additional information on our executive compensation program.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR PROPOSAL NO. 2.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratifying Our Certifying Accountants for 2025

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2025, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Grant Thornton for ratification by stockholders as a matter of good corporate practice.

Grant Thornton has continuously served as our independent registered public accounting firm since 2018. A representative of Grant Thornton is expected to be present during the meeting and, if present, Grant Thornton will have an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions from stockholders at the meeting.

Independent Registered Public Accounting Firm Fees and Services

The following is a summary of the fees billed to us by Grant Thornton for professional services rendered for the fiscal year ending on December 31, 2024 and December 31, 2023.

	Year Ended December 31,
Grant Thornton LLP	2024	2023
Audit Fees	$2,524,196	$2,314,493
Audit-Related Fees	566,443	259,700
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$3,090,639	$2,574,193
(1)	Includes fees for audits of annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4: APPROVAL OF THE 2025 EMPLOYEE STOCK PURCHASE PLAN

In this proposal, we are asking our stockholders to approve the ProFrac Holding Corp. 2025 Employee Stock Purchase Plan (“ESPP” or the “Plan”). Our Board of Directors unanimously approved the ESPP on March 25, 2025, subject to stockholder approval. The ESPP is described in more detail below.

The purpose of the ESPP is to provide a means whereby ProFrac can align the long-term financial interests of our employees with the financial interests of our stockholders. In addition, the Board of Directors believes that the ability to allow our employees to purchase shares of ProFrac common stock will help us attract, retain, and motivate employees and encourage them to devote their best efforts to our business and financial success. The Board of Directors unanimously recommends that our stockholders approve the ESPP in order to provide our employees with the opportunity to invest in ProFrac through their participation in the ESPP, thereby encouraging them to remain in service and more closely aligning their interests with those of our stockholders.

Stockholder approval of the ESPP is necessary to satisfy the stockholder approval requirements of The NASDAQ Stock Market and requirements under Section 423 of the Internal Revenue Code of 1986, as amended.  If the ESPP is not approved by our stockholders, employees will not be able to participate in the ESPP.

The full text of the ESPP is set forth in Appendix A. The following description of certain features of the ESPP is qualified in its entirety by reference to the full text of the ESPP.

Description of the ESPP

The material features of the ESPP are described below. The following description of the ESPP is a summary only. This summary is not a complete statement of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP, a copy of which is attached hereto as Appendix A. Stockholders should refer to the ESPP for more complete and detailed information about the terms and conditions of the ESPP.

Purpose. The purpose of the ESPP is to assist our employees to use payroll deductions in acquiring a stock ownership interest in ProFrac pursuant to a plan which is intended to increase employee interest in our success and to encourage them to remain in the employment of the Company. We believe that the ESPP will align employee interests with that of our stockholders, will be an important component of the benefits we offer to our employees and serves as a key recruiting and retention tool in a competitive market.

We intend that the ESPP will qualify as an “Employee Stock Purchase Plan” as that term is defined in Section 423 of the Internal Revenue Code of 1986 as amended from time to time, and any regulations promulgated thereunder (the “Code”). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. However, the Company may grant options pursuant to one or more offerings under the Plan that are not intended to meet the requirements of Code Section 423.

Share Reserve. A total of 2,750,000 shares of our common stock will be reserved for issuance under the ESPP, and such initial shares will automatically increase by 15% annually. Based upon current trends, the Company anticipates the number of shares available for issuance under the ESPP will support the grant of options until at least 10 years from the effective date of the ESPP up to its 10-year term. Shares available for issuance under the ESPP will be authorized but unissued shares of common stock, or shares of common stock we reacquire (including shares purchased in the open market).  If any option granted under the ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto will again be available under the ESPP.  The number of shares issuable under the ESPP and the terms of purchase rights to acquire such shares are subject to adjustment in connection with certain corporate and recapitalization events as described in the ESPP.

Administration. The ESPP will be administered by the Compensation Committee of the Board of Directors (the “Committee”) or another committee consisting of members appointed by the Board of Directors. Subject to the provisions of the ESPP, the Committee has full authority and discretion to construe, interpret, and apply the terms of the ESPP, and to establish such procedures that it deems necessary for the administration of the ESPP. For purposes of this summary, references to the “Committee” include the Committee and the Board as well as any administrator, including management, to which the Committee has delegated any of its responsibilities and powers.

Eligibility. If this proposal is approved by our stockholders, all the employees of ProFrac and its designated subsidiaries will be eligible to participate in the ESPP. As of the date the ESPP was approved by the Board of Directors, ProFrac and its designated subsidiaries had six executive officers and approximately 3350 employees who will be eligible to participate in the ESPP.  Non-employee directors and non-employee consultants and advisors are not eligible to participate in the ESPP.  An otherwise eligible employee may not purchase stock under the ESPP if the purchase will result in the employee owning a five percent (5%) or more total combined voting interest or value of all classes of ProFrac stock or any Subsidiary of the Company.  Otherwise eligible employees may also not purchase stock under the ESPP if, as a citizen or resident of a foreign jurisdiction, the purchase would be prohibited under the laws of that jurisdiction, or if, with respect to the grant of an option or the purchase of stock under the ESPP, compliance with the laws of that jurisdiction would violate Section 423 of the Code.

Option Offering Periods.  The ESPP will be implemented through one or more offerings which may be consecutive or overlapping. If the ESPP is approved by stockholders, the initial offering period is expected to begin on July 1, 2025 and will end on the following December 31, 2025. Thereafter, it is expected that the following six-month periods shall each constitute an offering period: the period (i) beginning January 1 and ending on the following June 30; and (ii) July 1 and ending on the following December 31.  The Committee has the authority to provide for new offering periods or to change the duration of an offering period (including the start and end date) or to designate one or more purchase periods for each offering period; provided, that the change to an offering period is announced prior to the start of the first offering period affected by the change and that no offering period is longer than 27 months.

Payroll Deductions. The ESPP permits participants to purchase shares of ProFrac common stock through accumulated payroll deductions. Participants may elect to have between one percent (1%) up to twenty-five percent (25%) (or such other percentage as the Committee may designate) of their eligible Compensation during an offering period deducted from their pay to be applied to the purchase of ProFrac common stock.  No interest will accrue on the payroll deductions credited to a participant’s account under the ESPP unless otherwise required by applicable law.

Purchase of Shares.  For each participant who has authorized periodic payroll deductions, accumulated contributions will automatically be applied to the purchase of ProFrac common stock on the purchase date. Unless otherwise determined by the Committee, the purchase price of the shares will be 85% of the lower of the fair market value of ProFrac common stock on the first day of the offering period or on the last day of the offering period, provided, however, that the Committee may establish a higher price for one or more offerings under the Plan.  For purposes of the ESPP, unless otherwise determined by the Committee, fair market value means, as of any date, the closing price of the ProFrac common stock on the applicable purchase date.

A participant’s right to purchase shares of common stock during any offering period will be exercised automatically on the purchase date unless the participant withdraws from the ESPP prior to the end of the offering period or his or her participation is terminated.  See “Withdrawal” below. In addition, any other amounts left over in a participant’s account after the last trading day of the offering period shall be returned to the participant as soon as administratively practicable at the end of such offering.

Special Limitations.  No participant may purchase shares of common stock with a fair market value (as of the purchase date) in excess of $25,000 per calendar year. In addition, in no event will the aggregate number of shares subject to purchase right during an offering period exceed the number of shares available under the ESPP.  If the aggregate number of shares to be purchased upon exercise of purchase rights granted in an offering would exceed the maximum aggregate number of shares of our common stock available under the ESPP, the Committee will make a pro rata allocation of available shares in a uniform manner as shall be practicable and as it shall determine to be equitable.

Withdrawal. A participant may withdraw all (but not less than all) payroll deductions and other contributions, if any, credited to his or her account and not yet used to exercise his or her option under the Plan at any time by accessing the website designated by ProFrac and electronically withdrawing from the offering period or by giving written notice to ProFrac. All of the participant’s payroll deductions credited to his or her account will be paid to such participant as soon as practicable after receipt of notice of withdrawal and such participant’s option for the offering period will be automatically terminated, and no further payroll deductions (or contributions) for the purchase of shares will be made during the offering period. If a participant withdraws from an offering period, payroll deductions (or contributions) will not resume at the beginning of the succeeding offering period unless the participant timely enrolls in that offering period.

Termination of Employment. When a participant’s employment is terminated for any reason, participation in the ESPP will immediately terminate, and the payroll deductions and other contributions, if any, credited to such participant’s account during the offering period but not yet used to exercise the option will be returned to such participant or (or in the case of death, to the participant’s beneficiary).

Transferability. No participant is permitted to assign, transfer, pledge, or otherwise dispose of either the payroll deductions (or contributions) credited to a participant’s account or any rights with regard to the exercise of an option or to receive shares under the ESPP (other than by will, the laws of descent and distribution or as otherwise provided under the ESPP). During the participant’s lifetime, only the participant can exercise his or her right to purchase ProFrac common stock under the ESPP.

Adjustment Provisions. Transactions not involving receipt of consideration by us, such as a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock or any other increase or decrease in the number of shares of common stock, may change the number of shares of common stock subject to the ESPP and to outstanding purchase rights. In that event, the ESPP will be equitably adjusted in the number of shares subject to the ESPP and the outstanding purchase rights granted under the ESPP will be appropriately adjusted in the number of shares and purchase limits of such purchase rights.

Effect of Corporate Transactions. In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue, or substitute each outstanding purchase right unless the Committee determines in its discretion to shorten the offering period then in progress by setting a new exercise date (the “New Exercise Date”). If the Committee sets a New Exercise Date, the Committee will notify each participant in writing, at least ten (10) days prior to the New Exercise Date that the exercise date for their option has been changed to the New Exercise Date and that their option will be exercised automatically on the New Exercise Date, unless prior to such date, the participant has withdrawn from the offering period.

Amendment and Termination. The Board or the Committee has the authority to amend or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of ProFrac stockholders and/or the affected participant. The ESPP will remain in effect for a period of ten years from the date of its adoption by the Board, unless terminated earlier by the Board in accordance with the terms of the ESPP. Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Committee will be entitled to change the offering periods, change the maximum number of shares of common stock purchasable per participant on any exercise date, limit the frequency and/or number of changes in the amount withheld during offering periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation or contributed by the participant, and establish such other limitations or procedures as Committee determines in its sole discretion advisable which are consistent with the ESPP.

New Plan Benefits.  The ESPP will not become effective unless it is approved by the stockholders at the annual meeting, and no options have been granted under the ESPP as of the date of this statement.

Summary of Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not state, foreign or local) income tax consequences under the ESPP to the Company and participating employees as of the date of this proxy statement. The summary is general in nature and is not intended to cover all the tax consequences that may apply to a particular employee or the Company. The provisions of the Code and related regulations concerning these matters are complicated, and their impact in any one case may depend upon the particular circumstances.

As noted above, the ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, no table income will be recognized by a participant, and no deductions will be allowable to ProFrac, upon either the grant or the exercise of the options.  Participating employees will, however, recognize income when they sell or dispose of the shares purchased under the ESPP. If an employee disposes of such shares after the later of two years from the date of grant of the purchase right or after one year from the date of the purchase of such shares (or if the employee dies), the employee will recognize ordinary income for the year in which such disposition occurs (or the employee’s taxable year ending with his or her death) in an amount equal to the lesser of:

●	the excess of the fair market value of such shares at the time of disposition (or death) over the purchase price; or
●	the excess of the fair market value of the shares at the time of the grant of the purchase right over the purchase right price on the date of the purchase right grant.

Any additional gain will be treated as long-term capital gain.  Except in the case of the employee’s death, the employee’s basis in the shares disposed of will be increased by an amount equal to the amount includable in his or her income as ordinary income. Any additional gain or loss will be a long-term capital gain or loss. The Company will not be entitled to a tax deduction when the shares are disposed of after the expiration of the two-year and one-year periods.

If an employee disposes of the shares purchased under the ESPP within such two-year or one-year periods, the employee will recognize ordinary income for the year in which such disposition occurs in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price.  The employee’s basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as ordinary income, and any gain or loss computed with reference to such adjusted basis that is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year periods, the Company will be entitled to a tax deduction equal to the amount the employee is required to include as ordinary income as a result of such disposition to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

The Committee may authorize offerings that are not intended to comply with Section 423 of the Code, in which case different tax consequences will apply. Upon the purchase of shares under the ESPP, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid by the employee for such shares (or, for some shares that may be sold in connection with the Cashless Participation program in certain instances, the excess of the designated sale price over the purchase price), and the Company will be entitled to a corresponding deduction for U.S. federal income tax purposes. In addition, upon the disposition of such shares, the employee will recognize a capital gain or loss in an amount equal to the difference between the selling price of such shares and the fair market value of such shares on the date of purchase. The Company will not receive a deduction for U.S. federal income tax purposes with respect to any capital gain or loss recognized by the employee.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” with or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”) unless and only to the extent that we specifically incorporate it by reference.

Primary Oversight Responsibilities

Management is responsible for the Company’s financial reporting process, including the responsibility to prepare our consolidated financial statements in accordance with generally accepted accounting principles in the United States (GAAP). The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP, or as to the independence of the independent registered public accounting firm. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The Audit Committee’s responsibilities are described in a written charter. A copy of the Audit Committee’s current charter is publicly available on our website at https://ir.pfholdingscorp.com.

Oversight of Independent Auditors

In connection with the evaluation, appointment and retention of the independent registered public accounting firm, at least annually the Audit Committee reviews and evaluates the independence and quality control procedures of the independent registered public accounting firm and the experience and qualifications of its senior personnel providing audit services to the Company. In this evaluation, the Audit Committee may consider, among other factors, the following with respect to the independent registered public accounting firm: their historical and recent performance on our audit, the quality and candor of their communications with the both the Audit Committee and management, the depth of expertise of their audit team and the value provided by their national office, the appropriateness of their fees, how effectively they maintained their independence, their tenure as our independent auditors, their knowledge of our operations, accounting policies and practices, and external data relating to audit quality and performance by them and their peer firms. Based on this overall evaluation, the Audit Committee retained Grant Thornton as our independent registered public accounting firm for 2024.

2024 Audited Financial Statements

In fulfilling its oversight role for the year ended December 31, 2024, our Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2024 with management and Grant Thornton. Our Audit Committee has also discussed with Grant Thornton the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

Our Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence, and has discussed with Grant Thornton its independence.

Based on the review and discussions referred to above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its charter, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Submitted by the Audit Committee

Theresa Glebocki, Chair

Stacy Nieuwoudt

Gerald Haddock

EXECUTIVE OFFICERS

The following table and narrative description set forth certain information concerning our executive officers as of the date of the Proxy:

Name	Age	Position
Matthew D. Wilks	42	Executive Chairman
Johnathan L. Wilks	40	Chief Executive Officer
Austin Harbour	44	Chief Financial Officer
Matthew Greenwood	41	Chief Commercial Officer
Steven Scrogham	49	Chief Legal Officer, Chief Compliance Officer and Secretary

Matthew D. Wilks. For a brief biography of Mr. Wilks, please see “Proposal No. 1: Election of Directors.”

Johnathan L. Wilks has served as our Chief Executive Officer since May 2022. Mr. Wilks cofounded ProFrac Services, LLC and has served as its Chief Executive Officer since May 2016. From October 2012 to July 2020, Mr. Wilks served as Vice President of Breckenridge Geophysical, Inc. Mr. Wilks owns a controlling interest in two private E&P companies. Mr. Wilks currently sits on the board of directors of Cisco Safe, the Cisco Recreation Foundation and 13 Foundation. From March 2008 to July 2011, Mr. Wilks served as VP of Logistics of FTS International, Inc. Additionally, Mr. Wilks is an executive officer at Wilks Brothers, LLC and has an extensive background with ProFrac arising from his familial connection to ProFrac’s founders as the son of Farris Wilks and nephew of Dan Wilks.

Austin Harbour has served as our Chief Financial Officer since June 2024. Mr. Harbour came to us from investment banking firm Piper Sandler & Co., where he served as a Managing Director specializing in the energy services and equipment sector from May 2021 until joining ProFrac.  In addition to his extensive experience in investment banking, Mr. Harbour also previously worked for Superior Energy Services, an oil services company, as the CFO of its North American business.

Matthew Greenwood has served as our Chief Commercial Officer since March 2022. Previously, Mr. Greenwood served as Senior Vice President, Sales from September 2020 until he assumed the role of Chief Commercial Officer in March 2022, and prior to that, as Executive Director of Sales beginning in September 2017. Mr. Greenwood directs the sales, marketing, commercial operations, and serves on the ProFrac ESG board. Mr. Greenwood brings 17 years of oilfield services experience, beginning in 2004 with a Barnett Shale completions-based service company. This company specialized in water management, power generation, flowback, and completions chemicals. Mr. Greenwood was promoted to General Manager in 2006 and instrumental in the expansion of the Barnett, Haynesville, Eagle Ford, and Marcellus shale. In 2010 SCF Partners purchased the company, forming Rockwater Energy Solutions.

Steven Scrogham has served as our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary since February 2024. Previously, Mr. Scrogham served as Assistant General Counsel from July 2023 until he assumed his executive role in February 2024. He is responsible for driving the Company’s legal strategy, including with respect to our transactional, litigation, governance and compliance priorities. Prior to joining the Company, Mr. Scrogham spent 15 years at AbbVie Inc. and Abbott Laboratories, advising those companies on securities, finance and transactional matters. Mr. Scrogham received his law degree from the University of Minnesota and his undergraduate degree in International Politics from Brigham Young University.

EXECUTIVE COMPENSATION

We are currently considered a “smaller reporting company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules, and, as such, are providing compensation disclosure required of a smaller reporting company, including a Summary Compensation Table, an Outstanding Equity Awards at Fiscal Year-End Table, a Director Compensation Table, and a Pay Versus Performance Table, as well as limited narrative disclosures.  Further, as a smaller reporting company, our executive compensation reporting obligation extends only to our limited group of named executive officers (“NEOs”), which includes our principal executive officer, the two most highly compensated executive officers (other than our principal executive officer) serving at the end of 2024, and our former chief financial officer (who terminated employment in 2024 but whose compensation exceed that of our other NEOs for 2024).  The individuals listed below are our NEOs for the year ended December 31, 2024:

●	Matthew D. Wilks, our Principal Executive Officer;
●	Johnathan L. (“Ladd”) Wilks, our Chief Executive Officer;
●	Matthew Greenwood, our Chief Commercial Officer; and
●	Lance Turner, our former Chief Financial Officer.

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our NEOs for the fiscal years ended December 31, 2024 and December 31, 2023. We have omitted the column entitled “Option Awards” because our NEOs did not receive option awards during the years presented. We have also omitted the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” as ProFrac has not sponsored any qualified defined benefit pension or nonqualified deferred compensation plans or arrangements during the years presented.

					Non-Equity
Name and					Incentive Plan	All Other	Total
Principal		Salary	Bonus	Stock Awards	Compensation	Compensation	Compensation
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Matthew D. Wilks	2024	475,000	—	759,225	123,444	28,341	1,386,010
Principal Executive Officer	2023	475,000	—	411,139	—	15,036	901,175
Johnathan L. Wilks(3)	2024	475,000	—	709,472	98,755	78,567	1,361,794
Chief Executive Officer	2023	475,000	—	384,318	—	66,872	926,190
Matt Greenwood	2024	400,000	75,000	428,989	130,313	62,489	1,096,791
Chief Commercial Officer	2023	400,000	—	403,030	—	65,393	868,423
Lance Turner	2024	209,423	—	—	—	2,182,220	2,391,643
Former Chief Financial Officer	2023	450,000	—	605,683	—	14,938	1,070,621
(1)	The amounts in this column reflect total base salary earned by each of the NEOs as of December 31 of the applicable year. For 2024, while the Committee approved the base salary amounts as reflected in this column on behalf of Messrs. Matthew D. Wilks and Johnathan L. Wilks, Messrs. Wilks each voluntarily reduced their base salaries by 10% on September 25, 2024 (the “Foregone Base Salary Amounts”). The Foregone Base Salary Amounts were not replaced with any other form of compensation. The amount in this column also represents a prorated portion of Mr. Turner’s base salary for 2024 based on the number of days worked until his termination of employment date on June 17, 2024.
(2)	The amount in this column reflects a one-time cash bonus paid to Mr. Greenwood in July 2024 for services performed through June 28, 2024.
(3)	Reflects the grant date fair value of awards of certain performance-based restricted stock units granted to Messrs. Matthew D. Wilks, Johnathan L. Wilks, and Greenwood on March 31, 2023 (the “2023 LTIP Awards”) pursuant to the Company’s 2022 Long-Term Incentive Plan (the “LTIP”), and awards of restricted stock units granted to Messrs. Matthew D. Wilks, Johnathan L. Wilks, and Greenwood on March 28, 2024 (the “2024 LTIP Awards,” and together with the 2023 LTIP Awards, the “LTIP Awards”). Because Mr. Turner’s employment terminated with the Company on June 17, 2024, his LTIP Awards were settled or forfeited in connection with his termination of employment under the terms of the corresponding LTIP award agreements and are therefore discussed in Footnote 5 to the “All Other Compensation” column.

The number of underlying shares subject to the LTIP Awards were determined based on the closing price of the Common Stock on the March 28, 2024 and March 31, 2023 LTIP Award dates, respectively, as approved by the Compensation Committee. The 2024 LTIP Awards consist of time-based restricted stock units (“2024 RSUs”) with a grant date fair value based on the Closing Price of the Common Stock on the March 28, 2024 grant date.  The performance-based restricted stock units granted to the NEOs in 2024 (the “2024 PSUs”), which include a service component that vests one year from the grant date, and includes two performance conditions based on Adjusted EBITDA and Adjusted Free Cash Flow.  The grant date fair value of the 2024 PSUs was determined using the closing price of the Common Stock on May 31, 2024, June 5, 2024, and June 6, 2024 (the applicable NEO grant dates for accounting purposes).  The performance-based stock units awarded under the 2023 LTIP Awards that met the definition of having a grant date in 2024 for accounting purposes (the “2023 PSUs”), which also have a service component that vests one year from the grant date along with two performance conditions based on Adjusted EBITDA and Adjusted Free Cash Flow.  The grant date fair value of the 2023 PSUs was determined using the closing price of the Common Stock on May 17, 2024 for accounting purposes.

Amounts reported for all performance-based restricted stock units (“PSUs”) are consistent with the grant date fair value of the probable outcome of the target performance-based conditions subject to each grant of the PSUs as well as the estimate of aggregate compensation cost to be recognized over fiscal year ending on December 31, 2024 without taking into account forfeitures, consistent with ASC Topic 718, Compensation — Stock Compensation. Because the annual performance targets specific to the awards of the 2023 PSUs and 2024 PSUs are set at the start of each respective single year during the three-year performance period under the respective award, the grant date fair value reflects the performance period with respect to the 2024 PSUs and the second year’s performance period with respect to the 2023 PSUs.

For the 2024 PSUs, based on the probable outcome of the target performance-based conditions, the aggregate grant date fair value is $127,375. Based on the highest level of performance conditions (200% of the grant date fair value), the aggregate grant date fair value is $3,806,471. With respect to the 2023 PSUs, based on the probable outcome of the target performance-based conditions, the aggregate grant date fair value is $20,101.  Based on the highest level of performance conditions (200% of the grant date fair value), the aggregate date fair value is $559,575.  The assumptions used in calculating grant date fair value of the stock awards reported in this column are included in our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 10, 2025.

These amounts do not reflect the actual economic value that may be realized by the NEO and do not take into account the number or value of 2023 PSUs that Messrs. Matthew D. Wilks and Johnathan L. Wilks elected to forego after the Committee approved the grants (the “Relinquished 2023 PSUs”).  The Relinquished 2023 PSUs and the LTIP Awards are further described in the Narrative to the Summary Compensation Table below under the heading Stock Awards.

(4)	Amounts in this column reflect certain amounts earned in 2024 by Messrs. Matthew D. Wilks, Johnathan L. Wilks, and Greenwood in connection with the 2024 annual incentive plan (the “2024 AI Awards”) as approved by the Committee. Messrs. Matthew D. Wilks and Johnathan L. Wilks voluntarily decided not to receive any payment of their 2024 AI Awards and received no other replacement compensation. Because they nonetheless earned the 2024 AI Awards pursuant to the terms of the 2024 annual incentive plan as previously approved by the Committee, their 2024 AI Award amounts are included in this column. The 2024 AI Awards are further described in the Narrative to the Summary Compensation Table below under the heading Non-Equity Incentive Plan Compensation.
(5)	Amounts in this column reflect the aggregate incremental cost associated with Messrs. Johnathan L. Wilks’ and Greenwood’s personal use of a Company vehicle, which amounts to $46,761 (for Mr. Wilks) and $49,855 (for Mr. Greenwood). In 2024, the Company calculated the “aggregate incremental cost” of the Company vehicles for accounting purposes by taking into account the cost of the vehicle, insurance, maintenance, and fuel costs. The Company is therefore also updating the 2023 amounts attributable to the aggregate incremental cost for personal use of a Company vehicle for Messrs. Johnathan L. Wilks ($51,949) and Greenwood ($63,847) to reflect the amounts that would have been reported had the Company based the 2023 amounts on this 2024 calculation methodology. Amounts in this column also reflect: (a) matching contributions made under the Company’s 401(k) retirement plan to each of the NEOs (b) life insurance, accidental death and dismemberment insurance, and long-term disability premiums paid on behalf of the NEOs; and (c) with respect to Mr. Turner, (i) in connection with his termination of employment on June 17, 2024 and pursuant to the terms of Mr. Turner’s then-outstanding LTIP Awards of restricted stock units subject to time-based vesting dated May 24, 2022, March 31, 2023, and March 28, 2024, the Company’s delivery of 129,266 shares of Common Stock to Mr. Turner, with such shares being equal in value to approximately $987,592 based on the closing price of the Common Stock as of the June 17, 2024 termination date ($7.64 per share); (ii) a lump-sum payment of $55,365 for accrued and unused paid-time off payable in connection with a termination of employment under the Company’s paid-time-off policy; (iii) pursuant to the terms of the Transition and Separation Agreement between the Company and Mr. Turner dated June 17, 2024: (A) a $660,000 lump sum cash payment, and (B) a severance amount equal to his then-current base salary of $450,000, and (iv) consulting fees paid pursuant to the Consulting Agreement by and between the Company and Mr. Turner dated June 18, 2024. Pursuant to terms of the LTIP and the corresponding award agreements, Mr. Turner forfeited all outstanding and unvested PSUs as of his termination of employment date. Mr. Turner’s employment with the Company terminated effective June 17, 2024.

Narrative to the Summary Compensation Table

Stock Awards – 2024 LTIP Awards

The Committee grants awards to the Company’s executive officers in the form of time-based and performance-based restricted stock units under the Company’s 2022 Long-Term Incentive Plan (the “LTIP”).  No equity awards were granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of equity grant dates.

On March 28, 2024, the Committee granted awards under the LTIP pursuant to the following parameters:

Equity Incentive	Weight	Description

Performance Share Units (PSUs)	60%

Rewards achievement of financial goals and other key corporate performance achievement goals measured annually over a three-year performance period consisting of annual performance review cycles;

Payouts can range between 0% and 200% of target, depending on actual performance;

Final payouts are settled in shares of Common Stock or cash after the end of each year during the three-year performance period; and

Performance is assessed against the following mix of performance measures, which are weighted to provide a comprehensive and balanced evaluation of our long-term business performance:

		Measure	Weight
		Adjusted EBITDA	1/3
		Adjusted Free Cash Flow	1/3
		Other Corporate Achievements	1/3

Restricted Stock Units (RSUs)	40%	RSUs vest in equal 1/3 tranches on each anniversary of the award date for three years following the award date; and Payouts are settled in cash or shares of Common Stock when vested.

The Company granted time-based RSUs to the NEOs (the “2024 RSUs”) and performance-based RSUs to the NEOs (the “2024 PSUs”) on March 28, 2024 as follows:

NEO	2024 RSUs	2024 PSUs
Matthew D. Wilks	84,928	127,392
Johnathan L. Wilks	78,947	118,421
Matthew Greenwood	45,555	68,182
Lance Turner	71,770	107,656

Due to his termination of employment with the Company on June 17, 2024, all LTIP Awards on behalf of Mr. Turner were settled or forfeited pursuant to a corresponding plan or arrangement and, accordingly, are reported under the All Other Compensation column in the Summary Compensation Table and discussed further below.

2023 PSU Awards

Based on actual performance and the Committee’s assessment of the results of Adjusted EBITDA and Adjusted Free Cash Flow performance metrics specific to the 2024 performance period under March 31, 2023 grants of PSUs to the NEOs (the “2023 PSUs”),  the threshold Adjusted EBITDA goal was not achieved, and therefore all PSUs attributable to the achievement of Adjusted EBITDA on behalf of the NEOs for fiscal year 2024 were forfeited (representing approximately 1/9 of the total 2023 PSUs awarded to the NEOs).  The 2024 Adjusted Free Cash Flow result was between  threshold and target goals, resulting in a payout of the PSUs attributable to such metric as follows:

NEO	Payout of 2023 PSUs for 2024 Performance Period
Matthew D. Wilks	635
Johnathan L. Wilks	590
Matthew Greenwood	1,009

Following the Committee’s approval of the Company’s achievement of Adjusted Free Cash Flow in 2024 and the settlement and payout of the 2023 PSUs as described above, Messrs. Matthew D. Wilks and Johnathan L. Wilks each elected to forego the receipt and payment of their respective 2023 PSUs (the “Relinquished 2023 PSUs”).  Messrs. Matthew D. Wilks and Johnathan L. Wilks received no additional compensation in replacement of the Relinquished 2023 PSUs.

Due to his termination of employment with the Company on June 17, 2024, Mr. Turner forfeited all of his 2023 PSUs pursuant to the terms of the LTIP and the corresponding 2023 PSU award agreement.

Non-Equity Incentive Plan Compensation - 2024 Annual Incentive Awards

Our NEOs have the opportunity to earn a performance-based annual cash incentive award expressed as a percentage of base salary to reward the Company’s and NEO’s achievement of near-term performance goals and to reinforce the Company’s short-term goals and strategic initiatives. Each year, the Committee establishes target annual incentive opportunities expressed as a percentage of base salary based on the NEO’s level of responsibility and their ability to impact overall results. The Committee also considers market data, including peer group data, in setting target award amounts.

2024 Performance Goals

For 2024, the Committee continued its implementation of a formulaic approach to the annual performance-based cash incentive awards, which places an emphasis on profitability and reinforces safety, but also allows flexibility to recognize and reward other key corporate performance achievements, as well as differentiate for individual contributions. Actual payouts depend on the achievement of certain financial, operational and individual performance objectives and can range from 0% to 200% of target award amounts. The NEOs’ annual incentive award is driven by the following mix of performance metrics:

Performance Metrics	Weight
Adjusted EBITDA	40%
Safety	10%
Other Corporate Achievements	25%
Individual Contributions	25%

2024 Annual Incentive Award Payouts.

Based on actual performance during 2024 and the Committee’s assessment of the achievement between the threshold and target levels of Company Safety metrics, along with other corporate achievements and individual contributions reaching between threshold and target levels, the NEOs received an annual incentive award for 2024, which is reflected in the following table:

	2024 Target Annual	Actual 2024 Annual
	Incentive Opportunity ($)	Incentive Award(1)
Matthew D. Wilks	$593,750	$0
Johnathan L. Wilks	$475,000	$0
Matt Greenwood	$280,000	$$130,313
(1)	Mr. Turner was not entitled to an annual incentive award for 2024 due to his terminations of employment with the Company on June 17, 2024.

As described in Footnote 4 to the Summary Compensation Table, Messrs. Matthew D. Wilks and Johnathan L. Wilks elected not to receive their 2024 Annual Incentive Awards of $123,444 and $98,755, respectively.  Neither NEO received any replacement compensation in connection with their election to forego the 2024 Annual Incentive Awards.

All Other Compensation – Material Executive Perquisites and Other Material Items of Compensation

Material Executive Perquisites

ProFrac provides its NEOs with limited perquisites that the Compensation Committee believes are reasonable and consistent with the overall compensation program to better attract and retain superior employees for key positions. In 2024, the Company provided certain personal use of a Company vehicle to Messrs. Johnathan L. Wilks and Greenwood.  The aggregate incremental cost of the vehicle was $46,761 (for Mr. Wilks) and $49,855 (for Mr. Greenwood).  The Company determined the “aggregate incremental cost” of a company vehicle by taking into account for accounting purposes the cost of the vehicle, insurance, maintenance, and fuel costs.

Separation Payments to Lance Turner

In connection with his termination of employment on June 17, 2024, Lance Turner received the following payments and benefits:

●	A cash payment of $55,365 for accrued and unused paid-time off pursuant to the Company’s paid-time off policies and procedures
●	Pursuant to the terms of a Transition and Separation Agreement between the Company and Mr. Turner dated June 17, 2024 (the “Turner Separation Agreement”), in exchange for Mr. Turner’s general release of claims in favor of the Company: (a) a cash payment of $450,000 representing one times Mr. Turner’s then-current base salary; and (b) a cash payment of $660,000, for a total severance payment of $1,100,000.
●	Pursuant to the terms of Mr. Turner’s outstanding LTIP Awards dated May 24, 2022, March 31, 2023, and March 28, 2024, accelerated vesting of 129,266 unvested time-based RSUs as of Mr. Turner’s termination of employment date (the “Accelerated RSUs”) in exchange for Mr. Turner’s general release of claims in favor of the Company. The Accelerated RSUs were settled in Common Stock and were valued at $987,592 based on the closing price of the Common Stock on June 17, 2024 ($7.64 per share). Mr. Turner forfeited all unvested performance-based restricted stock units (“PSUs”) pursuant to the terms of his LTIP Awards for PSUs dated March 31, 2023 and March 28, 2024.

Employment Agreements

Messrs. Turner and Greenwood each entered into an employment agreement with the Company on June 7, 2022 (together, the “NEO Employment Agreements”). The NEO Employment Agreements each provide for an initial term of one year, with automatic renewal for successive one-year periods thereafter unless the terminating party provides 90 days’ notice of non-renewal to the other party prior to the end of the then-applicable one-year term. The NEO Employment Agreements set forth the annualized rate of base salary, eligibility for payments and benefits under the Company’s annual incentive plan and LTIP, and provide for reimbursement of business expenses and paid vacation time in accordance with the Company’s corresponding policies and procedures.  In addition, in connection with a termination without Cause or for Good Reason (as defined in the NEO Employment Agreements), the NEO Employment Agreements provide severance benefits equal to one year of base salary and a prorated amount of the preceding fiscal year’s annual bonus based on the number of days worked during the year of termination, subject to the NEO’s execution and non-revocation of a general release of claims in favor of the Company.

The last day of the current term for Mr. Greenwood’s NEO Employment Agreement is June 7, 2025, and such term will automatically renew for an additional one-year period thereafter. Mr. Turner’s employment with the Company and the term of his NEO Employment Agreement ended as of his termination date on June 17, 2024.

The Company has not entered into employment agreements with either of Messrs. Matthew D. Wilks or Johnathan L. Wilks.

Outstanding Equity Awards at Fiscal Year End

Outstanding Equity Awards at Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards held by each NEO as of December 31, 2024, including performance-based restricted stock units and time-based restricted stock units granted under the Company’s LTIP.  Such awards are reflected in each row below on an award-by-award basis. The vesting schedule for each award that has not fully vested is shown in the footnotes to this table. The Company has not granted stock options or any stock awards to our NEOs other than the awards detailed in the table below.

	Equity Incentive Plan Awards(4)
				Market Value of Shares or
		Number of Shares or Units of Stock		Units of Stock that Have
		that have Not Vested as of 12/31/24		Not Vested as of 12/31/24(3)
Name and
Principal				RSUs	PSUs
Position	Award Date	RSUs(1)	PSUs(2)	($)	($)
Matthew D. Wilks
Principal Executive Officer	3/31/2023	21,823		169,346
	3/31/2023		32,733		254,008
	3/28/2024	84,928		659,041
	3/28/2024		127,392		988,562
Johnathan L. Wilks
Chief Executive Officer	3/31/2023	20,286		157,419
	3/31/2023		30,428		236,121
	3/28/2024	78,947		612,629
	3/28/2024		118,421		918,947
Lance Turner
Former Chief Financial Officer	3/31/2023	—		—
	3/31/2023		—		—
Matt Greenwood
Chief Commercial Officer	3/31/2023	19,995		155,161
	3/31/2023		29,992		232,738
	3/28/2024	45,455		352,731
	3/28/2024		68,182		529,092
(1)	All of the RSUs awarded on March 28, 2024 (the “2024 RSUs”) remain unvested and will vest in equal one-third tranches on each anniversary of the grant date, subject to the holder’s continuous employment through such vesting date and the terms of the corresponding award agreement. Two-thirds of the RSUs awarded to the NEOs on March 31, 2023 (the “2023 RSUs”) remain unvested and will vest in equal one-third tranches on the second and third anniversaries of the grant date, subject to the holder’s continuous employment through such vesting date and the terms of the corresponding award agreement. All RSUs are subject to accelerated vesting upon the NEO’s termination of employment by the Company without Cause or by the NEO with Good Reason (as such terms are defined in the applicable award agreement), subject to the NEO’s execution and non-revocation of a general release of claims in favor of the Company. Each RSU represents the contingent right to receive one share of the Company’s Common Stock.
(2)	All of the PSUs awarded on March 28, 2024 (the “2024 PSUs”) and two-thirds of the PSUs awarded on March 31, 2023 (the “2023 PSUs,” and together with the 2024 PSUs, the “PSUs”) remain unvested and will vest annually in equal one-third tranches over each of the annual performance periods upon the achievement of the Adjusted EBITDA, Adjusted Free Cash Flow, and Other Corporate Objectives metrics, subject to the holder’s continued employment through such vesting date and the terms of the corresponding award agreement. The PSUs may be determined to be eligible to vest in amounts that are lower or greater than target payout amounts. Each PSU represents the contingent right to receive one share of the Company’s Common Stock. PSUs for the performance period immediately preceding an NEO’s termination of employment by the Company without Cause or by the NEO with Good Reason (as such terms are defined in the applicable award agreement) are subject to accelerated vesting, subject to the NEO’s execution and non-revocation of a general release of claims in favor of the Company.
(3)	Represents the aggregate market value of the shares underlying the number of unvested RSUs and PSUs (based on achieving target performance goals) based on the closing price of our Common Stock of $7.76 on December 31, 2024.
(4)	Mr. Turner did not have any outstanding equity awards to report under this table as of December 31, 2024 based on his termination from employment on June 17, 2024.

Additional Narrative Disclosures

Retirement Plan

ProFrac currently maintains a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended (the “401(k) Plan”) under which employees, including the NEOs, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. ProFrac provides matching contributions to all employees who have completed one year of service with ProFrac in amounts equal to 100% of the employee’s contribution up to 4% of total compensation. Each participant’s ProFrac contributions account vests annually in one-third increments commencing on the second year of an employee’s service and becomes fully vested upon completion of four years of service (as set forth under the terms of the 401(k) Plan).

Potential Payments On Termination of Employment under the NEO Employment Agreements

The following discussion describes the amounts and benefits that would be owed to Mr. Greenwood under his NEO Employment Agreement in the event of a termination of employment with the Company or upon a change in control of the Company.  This discussion also describes the amounts and benefits owed to Mr. Turner under his NEO Employment Agreement at the time of his termination of employment on June 17, 2024.  Mr. Turner’s separation payments and benefits are further described under the heading Separation Agreements below.  Messrs. Matthew D. Wilks or Johnathan L. Wilks do not have NEO Employment Agreements and are not entitled to the following payments or benefits.

Non-Renewal, Voluntary Termination, or Termination for Cause

In the event of a termination of employment by the executive without Good Reason, by the Company for Cause (as each term is defined below), or upon the end of the then-applicable employment term following provision of the 90-day notice of non-renewal, then the Company would pay any unpaid base salary and approved unreimbursed business expenses (the “Accrued Obligations”) when due under applicable law.

Termination without Cause or Resignation for Good Reason

Under the NEO Employment Agreements, in the event that the NEO’s employment were to be terminated by ProFrac without Cause or due to his resignation for Good Reason (as each term is defined below), other than pursuant to a timely non-renewal notice, then, in addition to payment of any Accrued Obligations, the NEO Employment Agreement provides that the NEO would be entitled to receive (i) an amount equal to his then-current annual base salary; and (ii) a prorated annual bonus with respect to the immediately preceding fiscal year based on the number of days the NEO was employed with the Company during the year of termination (together the “Severance Benefits”), paid in substantially equal installments in accordance with ProFrac’s normal payroll practices for the 12-month period following such termination of employment. The NEO’s receipt of the Severance Benefits would be conditioned on the respective executive’s execution of a general release of claims (a “Release”) in favor of the Company and its respective affiliates, and each of their stockholders, members, partners, officers, managers, directors, fiduciaries, employees, representatives, agents, and benefit plans (and fiduciaries of such plans).

For purposes of the NEO Employment Agreements, Cause and Good Reason are generally defined as follows:

●	“Cause” means (A) the NEO’s willful failure or refusal, other than due to death or Disability (as defined in the NEO Employment Agreement), to perform, or gross negligence in performing, the executive’s obligations pursuant to the NEO Employment Agreement, which if capable of cure, is not cured within 15 days following written notice being delivered to the NEO, which notice specifies such failure or negligence; (B) the NEO’s willful commission of an act of fraud or material dishonesty in the performance of his duties or with respect to any member of the Company Group, the nature of which, and the support for which, shall be provided to the NEO in writing; (C) the NEO’s material breach of any Company Group policy applicable to the NEO and made known to the NEO which, if capable of cure, is not cured within 15 days following a written notice being delivered to the NEO, which notice specifies the applicable breach; (D) the indictment of the NEO, conviction, or entry by the NEO of a guilty or no contest plea to any felony or any other crime or misdemeanor involving moral turpitude; (E) any breach by the NEO of his fiduciary duty or duty of loyalty to the Company or any member of the Company Group; or (F) the NEO’s material breach of any of the provisions of his NEO Employment Agreement, or any other written agreement between the NEO and the Company, which if capable of cure, is not cured within 15 days following written notice thereof from the Company.

●	“Good Reason” means (A) a material diminution in the NEO’s Base Salary; (B) a material reduction in the NEO’s duties, authorities or responsibilities; (C) the relocation of the geographic location of the NEO’s principal place of employment by more than 50 miles from the Company’s headquarters; (D) the NEO’s retirement from the Company; or (E) the Company’s material breach of its obligations under the NEO Employment Agreement, except that the foregoing shall not constitute Good Reason unless (i) the NEO provides 90 days written notice to ProFrac that Good Reason exists, (ii) ProFrac fails to cure such circumstances for 30 days and (iii) the NEO terminates his employment within 45 days of providing notice of the existence of the circumstances that constitute Good Reason.

Payments upon Termination of Employment under the LTIP Award Agreements

Under the LTIP Award agreements governing the time-based RSUs granted to each of the NEOs, all unvested time-based RSUs will become fully vested and payable on the NEO’s termination of employment due to death, disability, by the Company without Cause, or by the NEO for Good Reason (as “Cause” and “Good Reason” are defined in substantial form under the heading Potential Payments on Termination of Employment under the NEO Employment Agreements), subject to the NEO’s execution and non-revocation of a Release.

Under the LTIP Award agreements governing the performance-based RSUs granted to each of the NEOs under the LTIP, all performance-based RSUs for the immediately-preceding annual performance period will become vested and payable on the NEO’s termination of employment due to death, Disability, by the Company without Cause, or by the NEO for Good Reason as long as the NEO was employed by the Company as of the last day of such performance period, subject to the NEO’s execution and non-revocation of a Release.

Separation Agreements

On June 13, 2024, the Company entered into a Transition and Separation Agreement with Mr. Turner (the “Turner Separation Agreement”).  Pursuant to the Turner Separation Agreement, Mr. Turner’s employment with the Company ended effective as of June 17, 2024 (the “Separation Date”). Effective as of the Separation Date, Mr. Turner no longer serves as the Chief Financial Officer of the Company. As part of the Separation Agreement, Mr. Turner received payment of all accrued benefits, a lump sum cash separation payment in the amount of $660,000 and $450,000 (representing one times Mr. Turner’s then-current base salary) to be paid in equal monthly installments for one year following the Separation Date in consideration of a general release of claims in favor of the Company. The Separation Agreement contains a customary cooperation agreement which extended for six months beyond the Separation Date, confidentiality and return of company property provisions, and a mutual non-disparagement provision, each of which are perpetual in effect.

In our Proxy Statement for fiscal year ended December 31, 2023, we indicated that the material terms of Mr. Blaine Wilbanks’ separation agreement would be discussed in this Proxy Statement.  Note that Mr. Wilbanks was an NEO for 2023 but terminated employment on February 4, 2024.  Mr. Wilbanks is not an NEO in 2024.  Effective February 5, 2024, Mr. Wilbanks and the Company entered into a Confidential Severance Agreement and General Release (the “Wilbanks Separation Agreement”). Under the Wilbanks Separation Agreement the Company paid Mr. Wilbanks a lump sum payment of $145,000, an additional severance payment of $477,292, and transferred title of a company vehicle to Mr. Wilbanks, all in exchange for Mr. Wilbanks’ general release of claims in favor of the Company.  The Wilbanks Separation Agreement contained a customary cooperation agreement which extended for six months beyond the Wilbanks Separation Date, and confidentiality and return of company property provisions, which are perpetual in effect.

Clawback Policy

The Company is committed to incentivizing key executives (including NEOs) with appropriate compensation based in part on the achievement of the financial performance of the Company and its impact on stockholder value. To promote accountability and integrity within its incentive arrangements, we believe the Company must have the ability to recoup incentive compensation in certain cases to the extent permitted by applicable law and to the extent necessary to preserve the purpose and integrity of our incentive programs. To that effect, the Company has adopted a clawback policy that is intended to comply with, and will be administered and consistent with, the rules of Nasdaq and the rules of the SEC (the “Clawback Policy”). If the Company is required to prepare an accounting restatement due to its material non-compliance with any financial reporting requirement under federal securities laws (including any required accounting restatement to correct an error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Clawback Policy requires the Company to recover certain cash and equity incentive compensation paid to or deferred by current and former executive officers of the Company during the applicable recovery period (generally the last three completed fiscal years immediately preceding the restatement date) that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements.

Director Compensation

The following table reflects compensation of the members of the Board of Directors who served at any time during fiscal year 2024. The Company did not grant option awards, non-equity incentive plan compensation, or any other perquisites to the Board of Directors during fiscal year 2024, and as such, those columns are not reflected in this table.

2024 Director Compensation Table
	Fees earned or paid	Stock Awards	All Other	Total
Name	in cash ($)(1)	($)(2)	Compensation	($)
Matthew D. Wilks	—	—	—	—
Gerald W. Haddock	170,000	150,000	—	320,000
Stacy Nieuwoudt	185,000	150,000	—	335,000
Theresa Glebocki	188,500	150,000	—	338,500
Sergei Krylov	123,500	150,000	—	273,500
James Coy Randle, Jr.	116,000	150,000	—	266,000
(1)	Represents the total annual cash retainer of $95,000 for each director, an additional cash retainer of $15,000 for Ms. Nieuwoudt as Chair of the Compensation Committee, an additional cash retainer of $20,000 for Ms. Glebocki as Chair of the Audit Committee, and the aggregate dollar amount of meeting fees for each director ($1,500 per meeting).
(2)	Represents the aggregate grant date fair value of RSUs granted under the 2022 LTIP that will vest following a one-year service vesting period, computed in accordance with FASB ASC Topic 718.

Summary of Equity Compensation Plans

The following chart sets forth information concerning the 2022 LTIP as of December 31, 2024.

Number of Securities
	Number of Securities to be		Remaining Available for Future
	issued upon Exercise of	Weighted Average Exercise	Issuance Under Equity Incentive
	Outstanding Options,	Price of Outstanding Options,	Compensation Plans (excluding
	Warrants, and Rights(1)	Warrants, and Rights(2)	securities reflected in column
Plan Category	(a)	(b)	(a))(3) (c)
Equity Compensation Plans Approved by Security Holders	915,383	—	1,180,220
Equity Compensation Plans Not Approved by Security Holders	—	—	—
(1)	This column reflects all shares of Common Stock subject to outstanding restricted stock units (including both time-based RSU’s and performance-based PSU’s) granted under the LTIP as of December 31, 2024.
(2)	The outstanding RSU’s and PSU’s are not reflected in this column as they do not have an exercise price. There were no outstanding options, warrants or rights subject to exercise granted under the LTIP as of December 31, 2024.
(3)	This column reflects the total number of shares of Common Stock remaining available for issuance under the LTIP as of December 31, 2024, excluding the shares subject to outstanding awards reflected in column (a).

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company and are relying on the scaled disclosure requirements applicable to a “smaller reporting company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules

This disclosure was prepared in accordance with the requirements of Item 402(v) and does not necessarily reflect the value actually realized by our executives, how our executives’ compensation relates to company performance, or how our Compensation Committee evaluates compensation decisions in light of Company or individual NEO performance. Our Compensation Committee does not use “compensation actually paid” as a basis for making compensation decisions, nor does it use net income (as reflected below) for purposes of determining our executive’s incentive compensation.

2024 Pay Versus Performance Table

			Average
			Summary	Average
	Summary		Compensation	Compensation	Net
	Compensation	Compensation	Table Total for	Actually Paid	Income
	Table Total	Actually Paid	Non-PEO	to Non-PEO	(Loss)
Year	for PEO ($)(1)	to PEO ($)(2)	NEOs ($)(3)	NEOs ($)(4)	($M)(5)
2024	1,386,010	1,268,804	1,616,743	1,548,570	(207.8)

2023	901,175	(147,385)	1,088,654	55,329	(59.2)

2022	2,324,952	2,794,186	2,680,709	3,264,406	165.1
(1)	Matthew D. Wilks was our PEO for each year presented.
(2)	SEC rules require certain adjustments be made to the “Total” column as reported in the “Summary Compensation Table” to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. The equity values are calculated in accordance with ASC Topic 718, Compensation — Stock Compensation. Valuation assumptions used to calculate fair values used a consistent process as done on the date of grant and were not materially different from those disclosed at the time of grant. The following tables detail these adjustments for our PEO:
(3)	The individuals comprising the non-PEO NEOs for each year presented are listed below. Mr. Turner terminated employment with the Company on June 17, 2024.
(4)	As discussed in footnote (2), SEC rules require certain adjustments to be made in order to determine “compensation actually paid” as reported in the Pay versus Performance table above. The following table details these adjustments for the non-PEO NEOs. Compensation actually paid reflects the exclusions and inclusions of certain amounts calculated according to Item 402(v) of Regulation S-K, using the valuation methodology consistent with the accounting principles under ASC Topic 718, Compensation -Stock Compensation. In the 2023 Proxy, the amount in this column reflected the aggregate (and not the average) amount of compensation actually paid to the Company's non-PEO NEOs. The 2023 amount has been updated to reflect the average amount of compensation actually paid to the Company's non-PEO NEOs, consistent with the calculation principles under Item 402(v) of Regulation S-K.
(5)	The dollar amounts reported represent the amount of net income (loss) previously disclosed in the Company’s audited GAAP financial statements for the applicable year, as required by Regulation S-X.

Matthew D. Wilks
	2022	2023	2024

Summary Compensation Table Total	2,324,952	901,175	1,386,010
Less Aggregate Grant Date Fair Market Value of Equity Awards Granted During the Fiscal Year	1,145,481	411,139	759,225
Plus Fair Value at Fiscal Year End of Outstanding Equity Awards Granted During The Fiscal Year	1,614,715	277,584	659,041
Plus the change in Fair Value as of the vesting date of Outstanding Equity Awards granted in prior Fiscal Years (for which vesting conditions were satisfied)	—	(915,005)	(15,713)
Plus the change in FMV as of the vesting date of equity awards granted in prior fiscal years (for which applicable vesting conditions were satisfied)	—	—	(1,309)
Compensation Actually Paid to Mr. Matthew D. Wilks	2,794,186	(147,385)	1,268,804

2022	2023	2024
Coy Randle, Lance Turner, Johnathan L. Wilks, Robert Willette	Lance Turner, Johnathan L. Wilks, Robert Willette, Matthew Greenwood, Blaine Wilbanks, Heather Klein	Lance Turner, Johnathan L. Wilks, Matthew Greenwood

Non-PEO NEOS
	2022	2023	2024
Summary Compensation Table Total	2,680,709	1,088,654	1,616,743
Less Grant Date Fair Market Value of Equity Awards Granted During the Fiscal Year	1,430,180	504,282	379,487
Plus Fair Market Value at Fiscal Year End of Outstanding Equity Awards Granted During The Fiscal Year	2,013,877	240,436	321,787
Plus the change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Fiscal Years (as of Year End)	—	(144,491)	(9,667)
Plus, for any Equity Awards Granted that Vest in the Same Year, the Fair Value as of the Vesting Date	—	58,879	—
Plus the change in Fair Value as of the vesting date of Outstanding Equity Awards Granted in Prior Fiscal Years (for which vesting conditions were satisfied)	—	(683,867)	(806)
Compensation Actually Paid to our Non-PEO NEOs	3,264,406	55,329	1,548,570

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the “Executive Compensation” above, our executive compensation program reflects a pay-for-performance philosophy that emphasizes long-term equity awards intended to align our executives’ interests with stockholders’ long-term interests. Thus, the value of these awards and, therefore, a large portion of the compensation actually paid to our NEOs is inherently correlated to the Company’s stock price over time. Please refer to the section entitled “Executive Compensation” above for more information about our executive compensation program.

Over the three-year period from 2022 to 2024, our Net Income and “Compensation Actually Paid” to our PEO and the average “Compensation Actually Paid” to our non-PEO NEOs has increased from year 2022 to 2023 and decreased from year 2023 to 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1: Election of Directors,” respectively, the following is a description of each transaction since January 1, 2023, and each currently proposed transaction in which:

●	the Company has been or is to be a participant;
●	the amount involved exceeded or will exceed the lessor of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years; and
●	any of the Company’s directors or executive officers or holders of more than 5% of the Company’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

In the normal course of business, the Company has entered into transactions with related parties where the Wilks Parties hold a controlling financial interest. During the years ended December 31, 2023 and December 31, 2024, the Company had related party transactions with the following entities in which the Wilks Parties hold a controlling financial interest:

Automatize, LLC (“Automatize”) is a logistics broker that facilitates the last-mile delivery of proppants on behalf of its customers, including the Company. Amounts paid to Automatize include costs passed through to third-party trucking companies and a commission retained by Automatize. These payments are recorded in cost of revenues, exclusive of depreciation and depletion on our consolidated statements of operations.

Equify Risk Services, LLC (“Equify Risk”) is an insurance broker that negotiates and secures insurance policies on behalf of its customers, including the Company. Amounts paid to Equify Risk are recorded in selling, general and administrative expenses on our consolidated statements of operations.

Equify Financial, LLC (“Equify Financial”) is a finance company that provides equipment and other financing to its customers, including the Company. Amounts paid to Equify Financial are recorded in interest expenses on our consolidated statements of operations, and repayments of long-term debt on our consolidated statements of cash flows.

Wilks Brothers, LLC (“Wilks Brothers”) is a management company which provides administrative support to various businesses within its portfolio. Wilks Brothers and certain entities under its control will at times incur expenses on behalf of the Company, billing the Company for these expenses at cost as well as certain management fees. Amounts paid to Wilks Brothers are generally recorded in selling, general and administrative expenses on our consolidated statements of operations.

Interstate Explorations, LLC (“Interstate”) is an exploration and development company for which the Company performs pressure pumping services, and from which the Company has a short-term lease for certain office space.

Flying A Pump Services, LLC (“Flying A”) is an oilfield services company which provides pressure pumping, acid, and cementing services, to which the Company rents and sells equipment, frac fleet components, and sand.

MC Estates, LLC, The Shops at Willow Park, FTSI Industrial, LLC, Wilks Ranch Texas, LLC, and 420 Shops BLVD, LLC (collectively, the “Related Lessors”) own various industrial parks and office space leased by the Company. Amounts paid to the Related Lessors are recorded in selling, general and administrative expenses on our consolidated statements of operations.

Wilks Construction Company, LLC (“Wilks Construction”) is a construction company that has built and made renovations to several buildings for the Company, including construction of a new sand plant. Amounts paid to Wilks Construction are recorded in capital expenditures on our consolidated statements of cash flows.

3 Twenty-Three, LLC (“3 Twenty-Three”) is a payroll administrator which performs payroll services on behalf of its customers, including the Company. Amounts paid to 3 Twenty-Three are recorded in cost of revenues, exclusive of depreciation and depletion and selling, general and administrative expenses on our consolidated statements of operations.

Carbo Ceramics Inc. (“Carbo”) is a provider of ceramic proppant which will at times purchase conventional proppant from the Company to act as a broker for its customers. Additionally, the Company will at times purchase manufactured proppant from Carbo for the stimulation services segment.

FHE USA LLC (“FHE”) is a provider of production and well completion equipment used at the wellsite. With our acquisition of all of the remaining equity interests of the parent company of FHE in April 2024, FHE is no longer a related party and any transactions between us and FHE subsequent to the acquisition have been eliminated.

Wilks Earthworks, LLC (“Earthworks”) is an oilfield services company that provides mining, wet and dry loading, hauling and other services and equipment to the Company.

Cisco Aero, LLC (“AERO”) is a private aviation company.

The following table summarizes revenue from related parties for the fiscal years ended December 31, 2023 and December 31, 2024 (Amounts in millions).

	Year Ended December 31,
	2024	2023
Flying A	$23.6	$6.7
Carbo	—	0.7
Total revenues—related party	$23.6	$7.4

The following table summarizes expenditures with related parties for the fiscal years ended December 31, 2023 and December 31, 2024 (Amounts in millions).

	Year Ended December 31,
	2024	2023
Automatize	$86.2	$134
FHE	—	3.3
Wilks Brothers	9.1	19.2
Related Lessors	15.2	13.2
Wilks Construction	—	6.8
Wilks Earthworks	11.7	9.1
Equify Financial	7.9	8.7
AERO	2.3	—
3 Twenty-Three	—	1.3
Carbo	1.7	1.6
Total expenditures—related party	$134.1	$197.2

The following table summarizes related party accounts receivable for the fiscal years ended December 31, 2023 and  December 31, 2024 (Amounts in millions).

	Year Ended December 31,
	2024	2023
Flying A	$15.7	$5.9
Carbo	—	0.5
Interstate	0.4	0.4
Total accounts receivable—related party	$16.1	$6.8

The following table summarizes related party accounts payable for the fiscal ended December 31, 2023 and December 31, 2024 (Amounts in millions).

	Year Ended December 31,
	2024	2023
Automatize	$11.6	$11.6
Wilks Brothers	3.2	7.8
Wilks Earthworks	2.8	1.1
Related Lessors	0.1	0.1
Equify	—	0.3
Carbo	0.4	1.0
Total accounts payable—related party	$18.1	$21.9

On January 11, 2023, the Board approved the appointment of Mr. Coy Randle, the then Chief Operating Officer of ProFrac, to the Board of ProFrac. Additionally, Mr. Randle entered into a consulting agreement with ProFrac, effective as of January 13, 2023, pursuant to which Mr. Randle agreed to provide general operational advice to ProFrac and its direct and indirect operating subsidiaries for an annual fee of $0.2 million. Pursuant to the consulting agreement, ProFrac also paid healthcare insurance premiums on behalf of Mr. Randle and allowed Mr. Randle to use a Company vehicle for the duration of the consulting agreement. The consulting agreement had a term of one (1) year.

For a discussion of Lance Turner’s Transition and Separation Agreement, see “Executive Compensation – Narrative to the Summary Compensation Table – All Other Compensation – Material Executive Perquisites and Other Material Items of Compensation – Separation Payments to Lance Turner.”

Redemption

Since the time of the Company’s IPO, pursuant to the Third Amended and Restated Limited Liability Company Agreement of ProFrac Holdings, LLC, a Texas limited liability company (“ProFrac LLC”) (the “LLC Agreement”), and the Certificate of Incorporation of the Company, certain members of ProFrac LLC have had the right (the “Redemption Right”) to cause ProFrac LLC to redeem all or a portion of each such member’s units in ProFrac LLC (the “ProFrac LLC Units”), together with the surrender of the same number of each such member’s shares of the Company’s Class B Common Stock, for an equivalent number of shares of the Company’s Common Stock or, at the election of our Audit Committee, cash as provided in the LLC Agreement.

Pursuant to redemption notices delivered in accordance with the LLC Agreement, all of the eligible holders of ProFrac LLC Units (the “Redeeming Members”) exercised their Redemption Rights with respect to all of their ProFrac LLC Units, representing an aggregate of 104,195,938 ProFrac LLC Units (collectively, the “Redeemed Units”), together with the surrender and delivery of the same number of shares of Class B Common Stock (the “Redemption”). The Redeeming Members include entities owned by or affiliated with the Company’s controlling stockholders, Dan Wilks and Farris Wilks, as well as Matthew D. Wilks, the Company’s Executive Chairman, an entity affiliated with Johnathan L. Wilks, the Company’s Chief Executive Officer, and Coy Randle, a member of the Company’s board of directors.

On April 7, 2023, in accordance with the LLC Agreement, the Company delivered a written notice to ProFrac LLC and the Redeeming Members setting forth the Company’s election to exercise its right to purchase directly and acquire the Redeemed Units (together with the surrender and delivery of the same number of shares of Class B Common Stock) from the Redeeming Members.

The Company subsequently acquired the Redeemed Units by issuing an aggregate of 104,195,938 shares of Common Stock (the “New Class A Shares”) to the Redeeming Members. 101,133,202 New Class A Shares were issued on or about April 10, 2023, and the remaining 3,062,736 New Class A Shares were issued on or about April 13, 2023. The New Class A Shares were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, on the basis that such issuance did not involve a public offering. The surrendered shares of Class B Common Stock were canceled and, after giving effect to the Redemption, no shares of Class B Common Stock remain issued and outstanding.

Private Placement of Newly Designated Series A Redeemable Convertible Preferred Stock

On September 29, 2023, the Company entered into a purchase agreement (the “Purchase Agreement”) with THRC Holdings, LP, a Texas limited partnership (“THRC Holdings”) and FARJO Holdings, LP, a Texas limited partnership (“FARJO Holdings” and, together with THRC Holdings, the “Series A Investors”), pursuant to which the Company agreed to issue and sell shares of its new series of preferred stock, designated as Series A Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), in a private placement transaction (“Private Placement”). At the closing of the Private Placement on September 29, 2023, the Company issued and sold to the Series A Investors 50,000 shares of the Series A Preferred Stock at a purchase price of $1,000.00 per share. The gross proceeds to the Company from the sale of the Series A Preferred Stock were $50.0 million and resulted in net proceeds to the Company of $48.9 million after the payment of $1.1 million in issuance costs. The shares of Series A Preferred Stock are convertible into shares of Class A Common Stock. Holders of the Series A Preferred Stock are entitled to cumulative paid-in-kind dividends at a rate per share equal to eight percent per annum. Such dividends shall compound and be payable quarterly in arrears. The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Series A Certificate of Designation, a copy of which was filed as Exhibit 3.3 to our Annual Report, and is incorporated by reference herein.

Flying A Pump Services, LLC Agreement

In June 2023, the Company arranged to sell certain surplus equipment and inventory components and to assign certain pre-orders for equipment to Flying A Pump Services, LLC (“Flying A”), at prices which are consistent with fair market value, for a total consideration of $36.3 million. We received the proceeds from this transaction in June 2023. Subsequent to June 30, 2023, Flying A requested changes to the mix of the assets being sold to it by the Company without altering the total consideration, and the Company and Flying A agreed to add to the transaction agreement a most favored nation clause on pricing and a condition to closing that the Company’s Audit Committee approve the final mix of assets to be transferred to Flying A. We delivered $28.9 million of these components to Flying A in 2023. In January 2024, we agreed to sell $8.4 million of additional equipment to Flying A under similar terms. We received the proceeds from this additional transaction in January 2024. We delivered $12.6 million of product to Flying A in 2024. We expect to deliver the remaining $3.2 million of product to Flying A in 2025.

Sale and Leaseback Transactions

In June 2024, we sold certain real estate to a Related Lessor in exchange for cash consideration of approximately $23.0 million. We now lease such real estate from the Related Lessor in exchange for aggregate monthly lease payments totaling $30.2 million through May 2034. This lease is accounted for as an operating lease.

In December 2024, we sold certain stimulation service equipment to an entity controlled by the Wilks Parties in exchange for cash consideration of approximately $40.0 million. We now lease such equipment from the Wilks Parties in exchange for aggregate monthly lease payments totaling $44.8 million through December 2028. This lease is accounted for as an operating lease.

Review, Approval or Ratification of Transactions with of Related Persons

In accordance with our Code of Business Conduct and pursuant to its written charter, our Audit Committee is responsible for reviewing all related-party transactions that require approval according to the Company’s Related Party Transactions Policy, unless otherwise delegated to another committee of the Board consisting solely of independent directors, in accordance with Nasdaq (or other applicable stock exchange) listing standards, and either approves or disapproves of the Company’s entry into such transactions.

The Company’s written Related Party Transactions Policy defines a related party transaction as any transaction or proposed transaction in which ProFrac was or is to be a participant and the amount involved exceeds $120,000, and in which any related person has or will have a direct or indirect material interest. Under this policy, potential related party transactions are to be approved by the Audit Committee in advance. The policy also contains procedures for the ratification of related party transactions, when deemed appropriate by our Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 1, 2025 by (i) each person or entity known to us to own more than 5% of our outstanding voting securities, (ii) each of our directors, (iii) each of our NEOs and, (iv) all of our directors and executive officers as a group.

The amounts of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. In addition, a person is deemed to be the beneficial owner of securities that the person has the right to acquire within sixty days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. The beneficial ownership percentages set forth in the table below are based on 160,178,432 shares of Common Stock outstanding as of April 1, 2025, which does not give effect to the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock or related shares issuable as payment-in-kind dividends on such shares of Series A Preferred Stock, or shares of Common Stock issuable upon the exercise of warrants to purchase shares of Class A Common Stock. All information with respect to beneficial ownership has been furnished by the respective stockholders, directors and executive officers, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner under “5% Stockholders” and “Directors and Executive Officers” is c/o ProFrac Holding Corp., 333 Shops Boulevard, Willow Park, Texas 76087.

	Number of Shares of Common	Percentage of Outstanding
Name and Address of Beneficial Owners	Stock Beneficially Owned	Common Stock
5% Stockholders:
THRC Holdings, LP(1)(3)	79,197,549	49.44%
FARJO Holdings, LP(2)(4)	60,714,354	37.90%
Directors and Executive Officers:
Matthew D. Wilks	1,859,300	1.16%
Johnathan L. Wilks	1,454,388	*
Austin Harbour	77,821	*
Steven Scrogham	101,174	*
Matthew Greenwood	142,817	*
Michael Henry	40,647	*
Coy Randle	643,731	*
Sergei Krylov	54,572	*
Theresa Glebocki	53,072	*
Stacy Nieuwoudt	59,322	*
Gerald Haddock	68,072	*
All directors and executive officers as a group (11 individuals)	4,554,916	2.84%
*	Less than one percent
(1)	Based on information included in the amendment to Schedule 13D filed on March 30, 2025 (the “March Schedule 13D/A”) by THRC Holdings, LP, a Texas limited partnership (“THRC Holdings”), THRC Management, LLC, a Texas limited liability company (“THRC Management”), Dan Wilks, Farris Wilks, Jo Ann Wilks, Farris and Jo Ann Wilks 2022 Family Trust (the “Farris Trust”), a Texas irrevocable trust, FARJO Holdings, LP, a Texas limited partnership (“FARJO Holdings”), FARJO Management, LLC, a Texas limited liability company, Matthew Wilks, and Heavenly Father’s Foundation, a 501(c)(3) private foundation (the “Foundation”). THRC Holdings is the record holder of 77,477,816 shares of Class A Common Stock. THRC Management is the general partner of THRC Holdings, and Dan Wilks is the sole member of THRC Management. Foundation is the record holder of 1,719,733 shares of Class A Common Stock. Dan Wilks and his wife Staci Wilks are the trustees of the Foundation, and in such capacity has voting and dispositive power over the shares of Class A Common Stock held of record by each of THRC Holdings and the Foundation. Accordingly, Dan Wilks may be deemed to have or share beneficial ownership of the shares of Class A Common Stock held by THRC Holdings and the Foundation. The principal place of business for THRC Holdings and THRC Management is 17018 Interstate 20, Cisco, TX 76437. The principal place of business for the Foundation is 949 Highway 203, Cisco, TX 76437.
(2)	Based on the information included in the March Schedule 13D/A. The Farris Trust is the record holder of 58,571,444 shares of Class A Common Stock, FARJO Holdings is the record holder of 1,316,534 of Class A Common Stock, and Farris Wilks is the record holder of 826,376 shares of Class A Common Stock reported herein. Farris Wilks serves as a trustee of the Farris Trust, and, in such capacity has voting and dispositive power over the shares of Class A Common Stock owned by the Farris Trust. FARJO Management is the general partner of FARJO Holdings. Farris Wilks and his wife Jo Ann Wilks are the members of FARJO Management. Accordingly, Farris Wilks may be deemed to have or share beneficial ownership of the shares of Class A Common Stock owned by FARJO Holdings and the Farris Trust.
(3)	Does not give effect to the 30,000 shares of Series A Preferred Stock purchased by THRC Holdings pursuant to the Purchase Agreement or 42,744 shares of Class A Common Stock issuable upon the exercise of warrants held by THRC Holdings to purchase shares of Class A Common Stock. The shares of Series A Preferred Stock are convertible in whole or in part into shares of our Class A Common Stock at a conversion ratio that is the quotient of: (i) the liquidation preference (as set forth in the Series A Certificate of Designation) as of the date of the conversion and (ii) the then applicable conversion price (which is initially set at $20.00, but may be adjusted from time to time, in accordance with the terms of the Series A Certificate of Designation). We cannot predict when, and how many, shares of our Class A Common Stock shall be issued upon the conversion of the Series A Preferred Stock or upon the conversion of additional shares of Series A Preferred Stock issuable as payment-in-kind dividends on such shares.
(4)	Does not give effect to the 19,000 shares of Series A Preferred Stock purchased by FARJO Holdings pursuant to the Purchase Agreement. The shares of Series A Preferred Stock are convertible in whole or in part into shares of our Class A Common Stock at a conversion ratio that is the quotient of: (i) the liquidation preference (as set forth in the Series A Certificate of Designation) as of the date of the conversion and (ii) the then applicable conversion price (which is initially set at $20.00, but may be adjusted from time to time, in accordance with the terms of the Series A Certificate of Designation). We cannot predict when, and how many, shares of our Class A Common Stock shall be issued upon the conversion of the Series A Preferred Stock or upon the conversion of additional shares of Series A Preferred Stock issuable as payment-in-kind dividends on such shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. As a matter of practice, our administrative staff assists our officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of information provided, we believe that all required Section 16(a) filing requirements were met with respect to the fiscal year ended December 31, 2024, with the exception of one Form 4 for each of Messrs. Randle and Farris Wilks, and for THRC Holdings.

ADDITIONAL INFORMATION

We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

ProFrac Holding Corp.

333 Shops Boulevard, Suite 301

Willow Park, Texas 76087

Attn: Investor Relations

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is also available at https://ir.pfholdingscorp.com under “Annual Reports” in the “SEC Filings” section of our website.

OTHER MATTERS

Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

PROFRAC HOLDING CORP.

2025 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the ProFrac Holding Corp. 2025 Employee Stock Purchase Plan.

1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. However, the Company may grant options pursuant to one or more offerings under the Plan that are not intended to meet the requirements of Code Section 423.

The Plan was adopted by the Board on the March 25, 2025 (the “Effective Date”).  The Plan was approved by the Company’s stockholders on ___________, 2025.

2.Definitions.

(a)“Board” shall mean the Board of Directors of the Company.

(b)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)“Common Stock” shall mean the common stock of the Company.

(d)“Company” shall mean ProFrac Holding Corp., a Delaware corporation.

(e)“Compensation” shall mean the base salary payable to an Employee by the Company or one or more Designated Subsidiaries during such individual’s period of participation in one or more offerings under the Plan, plus any pre-tax contributions made by the Employee to any cash-or-deferred arrangement that meets the requirements of Section 401(k) of the Code or any cafeteria benefit program that meets the requirements of Section 125 of the Code, now or hereafter established by the Company or any Designated Subsidiary. The Plan Administrator may make modifications to the definition of Compensation for one or more offerings as deemed appropriate.

(f)“Designated Subsidiaries” shall mean all Subsidiaries of the Company designated by the Plan Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(g)“Employee” shall mean any individual who is a common law employee of the Company or a Designated Subsidiary. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Unless otherwise determined by the Plan Administrator and set forth in the applicable offering, where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated for purposes of participation in the Plan on the 1st day following the expiration of such three (3)-month period.

(h)“Enrollment Date” shall mean the first day of each Offering Period or such other date prior to the first day of an Offering Period as determined by the Board in its discretion.

(i)“Exercise Date” shall mean the last Trading Day in each Offering Period.

(j)“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i)If the Common Stock is listed on an established U.S. national or regional securities exchange, its Fair Market Value shall be the closing sales price for such stock as reported at the end of regular hours trading on the day of such determination (or if no closing price was reported on that day, on the last preceding Trading Day such closing price was reported), as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable, or;

(ii)In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k)“First Offering Date” shall mean July 1, 2025.

(l)“Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as set forth in Section 5.

(m)“Participating Subsidiaries” shall mean the Designated Subsidiaries that have been designated by the Plan Administrator as eligible to participate in the Plan and (and in any sub-plan as described in Section 14), and such other Subsidiaries that may be designated by the Plan Administrator as eligible to participate in the Plan and (and in any sub-plan as described in Section 14) from time to time in its sole discretion.

(n)“Plan” shall mean this ProFrac Holding Corp. 2025 Employee Stock Purchase Plan.

(o)“Plan Administrator” shall mean the Board or a committee of the Board appointed by the Board to administer the Plan in accordance with Section 14.

(p)“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, the Plan Administrator may establish a higher price for one or more offerings under the Plan.

(q)“Reserves” shall mean the number of shares of Common Stock covered by the options under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(r)“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(s)“Trading Day” means a day on which the applicable established U.S. national or regional securities exchange is open for trading.

3.Eligibility.

(a)Options may be granted only to Employees. Unless otherwise determined by the Plan Administrator for an offering, any Employee employed by the Company on the Enrollment Date for an Offering Period shall be eligible to participate in the Plan for such Offering Period.

(b)Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (and any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time, (iii) if the grant of such option to a citizen or resident of a foreign jurisdiction is prohibited under the laws of such jurisdiction, or (iv) if, with respect to the grant of such option to a citizen or resident of a foreign jurisdiction, compliance with the laws of the foreign jurisdiction would cause the Plan or an offering of an option under the Plan to violate the requirements of Section 423 of the Code and the applicable regulations thereunder.

4.Offerings. The Plan shall be implemented through one or more offerings. Offerings may be consecutive or overlapping. Each offering shall be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate. The terms of separate offerings need not be identical; provided, however, that each offering shall comply with the provisions of the Plan and the participants in each offering shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable regulations thereunder.

5.Offering Periods. Offerings shall be implemented by consecutive Offering Periods beginning with the initial Offering Period, which shall begin on July 1, 2025 and end on December 31, 2025. Thereafter, the following six-month periods shall each constitute an Offering Period: the period (i) beginning January 1 and ending on the following June 30; and (ii) beginning July 1 and ending on the following December 31. In addition, the Plan Administrator may in its sole and absolute discretion provide for additional or new Offering Periods (including those that include a different starting and/or ending date as provided in the preceding sentence); provided, that each Offering Period shall commence at such time and be of such duration not to exceed twenty-seven (27) months, as determined by the Plan Administrator prior to the start of the applicable Offering Period.

6.Participation.

(a)Subject to the terms and conditions of the Company’s Insider Trading Policy, an eligible Employee determined in accordance with Section 3, may elect to become a participant by accessing the website designated by the Company and electronically enrolling in an Offering Period or by submitting an enrollment agreement (in such form as the Company may provide) authorizing payroll deductions at least one (1) day prior to the applicable Enrollment Date, unless an earlier or later time for enrolling is set by the Plan Administrator for all eligible Employees with respect to a given offering or Offering Period.

(b)The Plan Administrator may permit Employees in one or more offerings to contribute to the Plan by means other than payroll deductions.

7.Payroll Deductions.

(a)At the time a participant enrolls in an Offering Period, he or she shall elect to have payroll deductions made during the Offering Period pursuant to such procedures as the Plan Administrator may specify from time to time and in an amount between one percent (1%) and twenty-five percent (25%) of the Compensation which he or she receives during the Offering Period.

(b)Payroll deductions shall commence on the first payroll period on or following the first day of the Offering Period and shall end on the last payroll period in the Offering Period, unless sooner altered or terminated as provided in the Plan.

(c)All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account unless specifically provided for in the offering.

(d)A participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease the rate of his or her payroll deductions during the current Offering Period by accessing the website designated by the Company and electronically amending his or her enrollment agreement or by submitting a new enrollment agreement (in such form as the Company may provide) authorizing a decrease in payroll deduction rate. The decrease in rate shall be effective on or before the first payroll date following ten (10) business days after the Company’s receipt of the amended enrollment or earlier to the extent administratively practicable. A participant may increase the rate of his or her payroll deductions for an upcoming Offering Period by accessing the website designated by the Company and electronically amending his or her enrollment agreement or by submitting a new enrollment agreement (in such form as the Company may provide) authorizing an increase in payroll deduction rate within ten (10) business days prior to commencement of the upcoming Offering Period. A participant’s enrollment agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11. The Plan Administrator shall be authorized to limit the number of participation rate changes during any Offering Period.

(e)Notwithstanding the foregoing, to the extent necessary to comply with the limitations of Section 423(b)(8) of the Code and Section 3(b)(ii) herein, a participant’s payroll deductions may be decreased to 0% during any Offering Period if such participant would, as a result of such limitations, be precluded from buying any additional Common Stock on the Exercise Date for that Offering Period. The suspension of such deductions shall not terminate the participant’s participation in the Plan. Payroll deductions shall recommence at the rate provided in such participant’s enrollment agreement at the beginning of the first Offering Period for which the participant is able to purchase shares in compliance with the limitations of Section 423(b)(8) of the Code and Section 3(b)(ii) herein, unless terminated by the participant as provided in Section 11.

8.Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions (and contributions) accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 14 hereof. However, the maximum number of shares of Common Stock purchasable per participant on any Exercise Date shall not exceed twenty-five thousand U.S. dollars ($25,000) worth of shares (calculated based on the closing price of shares of Common Stock on the first day of the applicable Offering Period), subject to periodic adjustments in the event of certain changes in the Company’s capitalization as provided in Section 19. Exercise of the option shall occur as provided in Section 9, unless the participant has withdrawn pursuant to Section 11.

9.Exercise of Option.

(a)Unless a participant withdraws from the Plan as provided in Section 11 below, his or her option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions (and contributions) in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 11. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant as soon as administratively practicable following the Exercise Date. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, local, foreign or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the participant. The Plan Administrator may require the participant to notify the Company before the participant sells or otherwise disposes of any shares acquired under the Plan.

10.Delivery to Broker Account. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall deliver the shares purchased by the participant to a brokerage account established for the participant at a Company-designated brokerage firm. The account will be known as the “ESPP Broker Account”. The

Company may require that, except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Enrollment Date for the Offering Period in which the shares were purchased and (ii) the end of the one (1)-year measured from the Exercise Date for that Offering Period.

Such limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. Any shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

The foregoing procedures shall apply to all shares purchased by the participant under the Plan, whether or not the participant continues in Employee status.

11.Withdrawal; Termination of Employment.

(a)A participant may withdraw all but not less than all the payroll deductions and other contributions, if any, credited to his or her account and not yet used to exercise his or her option under the Plan at any time by accessing the website designated by the Company and electronically withdrawing from the Offering Period or by giving written notice to the Company (in such form as the Company may provide). All of the participant’s payroll deductions credited to his or her account will be paid to such participant as soon as practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions (or contributions) for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions (or contributions) will not resume at the beginning of the succeeding Offering Period unless the participant timely enrolls in that Offering Period.

(b)Upon a participant’s ceasing to be an Employee for any reason or upon termination of a participant’s employment relationship (as described in Section 2(g)), the payroll deductions and other contributions, if any, credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated. A participant whose employment is deemed to have terminated under Section 2(g) may participate in any future Offering Period in which such individual is eligible to participate by timely enrollment in that Offering Period.

12.Interest. No interest shall accrue on the payroll deductions credited to a participant’s account under the Plan unless otherwise required by applicable law.

13.Stock.

(a)The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be equal to 2,750,000 shares of Common Stock, which shall automatically increase by an additional 15% of such shares of Common Stock on each anniversary of the Effective Date. The share reserve may consist, in whole or in part, of unissued shares, treasury shares, shares reacquired in private transactions, or shares purchased on the open market.  If and to the extent that any right to purchase reserved shares of Common Stock shall not be exercised by any Participant for any reason, or if such right to purchase shall terminate as provided in this Plan, shares of Common Stock that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan has been terminated.  The issuance or transfer of shares of Common Stock pursuant to the Plan shall reduce the total number of shares of Common Stock available under the Plan. The share reserve shall be subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)The participant will have no interest or voting right in shares covered by his option until such option has been exercised and the participant has become a holder of record of the purchased shares.

14.Administration.

(a)The Plan shall be administered by the Board, or a committee of members of the Board appointed by the Board (including the Compensation Committee of the Board of Directors). The Board or its authorized committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. The Board or its committee may also take any other actions necessary or desirable for the administration of the Plan including, without limitation, coordinating with an employer of record to assist with the administration of the Plan on behalf of foreign Employees, adopting sub-plans, applicable to particular Participating Subsidiaries or Employees in a foreign jurisdiction, which sub-plans may be designed to be outside of the scope of Section 423 of the Code and designed to achieve desired tax, securities law or other objectives for eligible Employees of the Company or one or more of the Company’s Participating Subsidiaries. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(i)Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

(ii)If a committee is established or appointed to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the committee.

(b)In addition, subject to the provisions of the Plan and, in the case of a committee, the specific duties delegated by the Board to such committee, the Board shall have the authority, in its sole discretion to approve addenda pursuant to Section 14(c) to accommodate participation of Employees employed by a non-U.S. Subsidiary with such terms and conditions as the Board deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in the Plan to the extent necessary or appropriate to accommodate such differences.

(c)The Board may approve such addenda to the Plan as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under applicable laws, may deviate from the terms and conditions set forth in the Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

15.Designation of Beneficiary.

(a)A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.Transferability. Neither payroll deductions (or contributions) credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 by the participant). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11.

17.Use of Funds. All payroll deductions (and contributions) received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such monies unless otherwise required by applicable law.

18.Reports. Individual book accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the number of shares and price per share of Common Stock covered by each option under the Plan which has not yet been exercised and the maximum number of shares that may be purchased per participant on any Exercise Date, shall be equitably adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Plan Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Plan Administrator may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares that may be purchased per participant on any Exercise Date, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Plan Administrator.

(c)Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Plan Administrator shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Plan Administrator shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 11. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Plan Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

20.Amendment or Termination.

(a)The Board may at any time and for any reason terminate the Plan. The Board or its authorized committee may at any time amend the Plan. Except as provided in Section 19 or as necessary to comply with applicable laws or regulations, no such termination or amendment can adversely affect options previously granted without the consent of the affected participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision) or any other applicable law or regulation, the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to change the Offering Periods, change the maximum number of shares of Common Stock purchasable per participant on any Exercise Date, limit the frequency and/or number of changes in the amount withheld during Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation or contributed by the participant, and establish such other limitations or procedures as Plan Administrator determines in its sole discretion advisable which are consistent with the Plan.

21.Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. In addition, should the Plan not be registered on an Exercise Date of any Offering Period in any foreign jurisdiction in which such registration is required, then no options granted with respect to the Offering Period to employees in that foreign jurisdiction shall be exercised on such Exercise Date, and all contributions accumulated on behalf of such employees during the Offering Period ending with such Exercise Date shall be distributed to the participating employees in that foreign jurisdiction without interest unless the terms of the offering specifically provide otherwise or otherwise required by applicable law.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.Governing Law. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

24.Term of Plan. The Plan shall continue in effect for a period of ten (10) years from the date of its adoption by the Board, unless otherwise terminated under Section 20.

ANNUAL MEETING OF SHAREHOLDERS OF ProFrac Holding Corp. May 28, 2025 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card, and Annual Report on Form 10-K are available at https://proxy.pfholdingscorp.com/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20630303000000000000 4 052825 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. 2. To determine, in a non-binding advisory vote, to approve the compensation of our named executive officers. 3. To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of ProFrac Holding Corp. for the fiscal year ending December 31, 2025. 4. To approve the ProFrac Holding Corp. 2025 Employee Stock Purchase Plan. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2, Proposal 3 and Proposal 4. FOR AGAINST ABSTAIN INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 1. Election of Directors: O Matthew D. Wilks Class I director O Theresa Glebocki Class I director O Gerald Haddock Class I director O Sergei Krylov Class I director O Stacy Nieuwoudt Class I director O James C. Randle, Jr. Class I director FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES:

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 PROFRAC HOLDING CORP. Proxy for Virtual Annual Meeting of Shareholders on May 28, 2025 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Steven Scrogham and Valery Treida, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of ProFrac Holding Corp., to be held virtually on May 28, 2025 at https://web.lumiconnect.com/299927658 and at any adjournments or postponements thereof, as follows. (Continued and to be signed on the reverse side) 1.1